Back to Form 8-K

Exhibit 10.1

APPENDIX X
[Amendment Number 3]

Agency Code 12000	Contract No. C020454
Period 1/1/07 - 9/30/08	Funding Amount for Period Based on approved capitation rates

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through The New York State Department of Health, having its principal office at Corning Tower, Room 2001. Empire State Plaza, Albany NY 12237. (hereinafter referred to as the STATE), and WellCare of New York. Inc. (hereinafter referred to as the CONTRACTOR), to modify Contract Number C020454 as set forth below. The effective date of these modifications is January 1, 2007.

1. The attached "Table of Contents" will be applicable for the period beginning January 1. 2007.

2. Amend Section 10.13 "Emergency Services" to read as follows:

10.13 Emergency Services

a) The Contractor shall maintain coverage utilizing a toll free telephone number twenty-four (24) hours per day seven (7) days per week, answered by a live voice, to advise Enrollees of procedures for accessing services for Emergency Medical Conditions and for accessing Urgently Needed Services. Emergency mental health calls must be triaged via telephone by a trained mental health professional.

b) The Contractor shall advise its Enrollees how to obtain Emergency Services when it is not feasible for Enrollees to receive Emergency Services from or through a Participating Provider. The Contractor agrees to inform its Enrollees that access to Emergency Services is not restricted and that Emergency Services may be obtained from a Non-Participating Provider without penalty.

c) The Contractor agrees to bear the cost of Emergency Services provided to Enrollees by Participating or Non-Participating Providers.

d) The Contractor agrees to cover and pay for services as follows:

i) Participating Providers

A) Payment by the Contractor for general hospital emergency department services provided to an Enrollee by a Participating Provider shall be at the rate or rates of payment specified in the contract between the Contractor and the hospital. Such contracted rate or rates shall be paid without regard to whether such services meet the definition of Emergency Medical Condition.

B) Payment by the Contractor for physician services provided to an Enrollee by a Participating Provider while the Enrollee is receiving general hospital emergency department services shall be at the rate or rates of payment specified in the contract between the Contractor and the physician. Such contracted rate or rates shall be paid without regard to whether such services meet the definition of Emergency Medical Condition.

APPENDIX X
MMC/FHPlus Contract Amendment
January 1, 2007
Page l

ii) Non-Participating Providers

A) Payment by the Contractor for general hospital emergency department services provided to an Enrollee by a Non-Participating Provider shall be at the Medicaid fee-for-service rate, inclusive of the capital component, in effect on the date that the service was rendered without regard to whether such services meet the definition of Emergency Medical Condition.

B) Payment by the Contractor for physician services provided to an Enrollee by a Non-Participating Provider while the Enrollee is receiving general hospital emergency department services shall be at the Medicaid fee-for-service rate in effect on the date the service was rendered without regard to whether such services meet the definition of Emergency Medical Condition.

e) The Contractor agrees that it will not require prior authorization for services in a medical or behavioral health emergency. Nothing herein precludes the Contractor from entering into contracts with providers or facilities that require providers or facilities to provide notification to the Contractor after Enrollees present for Emergency Services and are subsequently stabilized. The Contractor may not deny payments to a Participating Provider or a Non-Participating Provider for failure of the Emergency Services provider or Enrollee to give such notice.

f) The Contractor agrees to abide by requirements for the provision and payment of Emergency Services and Post-stabilization Care Services which are specified in AppendixG, which is hereby made a part of this Agreement as if set forth fully herein.

3. Amend Section 10.22 "Member Needs Relating to HTV" to read as follows:

10.22 Member Needs Relating to HIV

a) The Contractor must inform MMC Enrollees newly diagnosed with HTV infection or AIDS, who are known to the Contractor, of their enrollment options including the ability to return to the Medicaid fee-for-service program or to disenroll from the Contractor's MMC product and to enroll into HTV SNPs, if such plan is available.

b) The Contractor will inform Enrollees about HIV counseling and testing services, including Rapid HIV Testing, available through the Contractor's Participating Provider network; HIV counseling and testing services available when performed as part of a Family Planning and Reproductive Health encounter; and anonymous counseling and testing services available from SDOH, Local Public Health Agency clinics and other county programs. Counseling and testing rendered outside of a Family Planning and Reproductive Health encounter, as well as services provided as the result of an HTV+ diagnosis, will be furnished by the Contractor in accordance with standards of care.

c) The Contractor agrees that anonymous testing may be furnished to the Enrollee without prior approval by the Contractor and may be conducted at anonymous testing sites. Services provided for HIV treatment may only be obtained from the Contractor during the period the Enrollee is enrolled in the Contractor's MMC or FHPlus product.

APPENDIX X
MMC/FHPlus Contract Amendment
January 1, 2007

d) The Contractor shall implement policies and procedures consistent with CDC recommendations as published in the MMWR where consistent with New York State laws and SDOH Guidance for HIV Counseling & Testing and New Laboratory Reporting Requirements, including:

i) Methods for promoting HIV prevention to all Enrollees. HTV prevention information, both primary as well as secondary, should be tailored to the Enrollee's age, sex, and risk factor(s) (e.g., injection drug use and sexual risk activities), and should be culturally and linguistically appropriate. HTV primary prevention means the reduction or control of causative factors for HIV, including the reduction of risk factors. HTV Primary prevention includes strategies to help prevent uninfected Enrollees from acquiring HIV, i.e., behavior counseling for HIV negative Enrollees with risk behavior. Primary prevention also includes strategies to help prevent infected Enrollees from transmitting HIV infection, i.e., behavior counseling with an HIV infected Enrollee to reduce risky sexual behavior or providing antiviral therapy to a pregnant, HIV infected female to prevent transmission of HTV infection to a newborn. HIV Secondary Prevention means promotion of early detection and treatment of HTV disease in an asymptomatic Enrollee to prevent the development of symptomatic disease. This includes: regular medical assessments; routine immunization for preventable infections; prophylaxis for opportunistic infections; regular dental, optical, dermatological and gynecological care; optimal diet/nutritional supplementation; and partner notification services which lead to the early detection and treatment of other infected persons. All Enrollees should be informed of the availability of HIV counseling, testing, referral and partner notification (CTRPN) services.

ii) Policies and procedures that promote HTV counseling and testing as a routine part of medical care. Such policies and procedures shall include at a minimum: assessment methods for recognizing the early signs and symptoms of HIV disease; initial and routine screening for HTV risk factors through administration of sexual behavior and drug and alcohol use assessments; and the provision of information to all Enrollees regarding the availability of HIV CTRPN services, including Rapid HIV Testing, from Participating Providers or as part of a Family Planning and Reproductive Health services visit pursuant to Appendix C of this Agreement, and the availability of anonymous CTRPN services from New York State, New York City and the LPHA.

iii) Policies and procedures that require Participating Providers to provide HIV counseling and recommend HTV testing to pregnant women in their care. Such policies and procedures shall be updated to reflect the most current CDC recommendations as published in the MMWR where consistent with New York State laws and SDOH Guidance on HIV Counseling and Testing. The HIV counseling and testing provided shall be done in accordance with Article 27-F of the PHL. Such policies and procedures shall also direct Participating Providers to refer any HTV positive women in their care to clinically appropriate services for both the women and their newborns.

iv) A network of providers sufficient to meet the needs of its Enrollees with HIV. Satisfaction of the network requirement may be accomplished by inclusion of HIV specialists within the network or the provision of HIV specialist consultation to non-HTV specialists serving as PCPs for persons with HP/ infection; inclusion of Designated AIDS Center Hospitals or other hospitals experienced in HIV care in the Contractor's network; and contracts or linkages with providers funded under the Ryan White CARE Act. The Contractor shall inform Participating Providers about how to obtain information about the availability of Experienced HTV Providers and HTV Specialist PCPs.

APPENDIX X
MMC/FHPlus Contract Amendment
January 1, 2007

v) Case Management Assessment for Enrollees with HTV Infection. The Contractor shall establish policies and procedures to ensure that Enrollees who have been identified as having HTV infection are assessed for case management services. The Contractor shall arrange for any Enrollee identified as having HTV infection and needing case management services to be referred to an appropriate case management services provider, including Contractor provided case management, and/or, with appropriate consent of the Enrollee, HTV community-based psychosocial case management services and/or COBRA Comprehensive Medicaid Case Management (CMCM) services for MMC Enrollees.

vi) The Contractor shall require its Participating Providers to report positive HTV test results and diagnoses and known contacts of such persons to the New York State Commissioner of Health. In New York City; these shall be reported to the New York City Commissioner of Health. Access to partner notification services must be consistent with 10 NYCRR Part 63.

vii)The Contractor's Medical Director shall review Contractor's HTV practice guidelines at least annually and update them as necessary for compliance with recommended SDOH ADDS Institute and federal government clinical standards. The Contractor will disseminate the HTV Practice Guidelines or revised guidelines to Participating Providers at least annually, or more frequently as appropriate.

4. Amend Section 18.3 "SDOH Instructions for Report Submissions" to read as follows:

18.3 SDOH Instructions for Report Submissions

SDOH will provide Contractor with instructions for submitting the reports required by SDOH in Section 18.5 of this Agreement, including time frames, and requisite formats. The instructions, time frames and formats may be modified by SDOH upon sixty (60) days written notice to the Contractor.

5. Delete Section 18.4 "Liquidated Damages. " and renumber Sections 18.5 "Notification of Changes in Report Due Dates, Requirements or Formats:" 18.6 "Reporting Requirements:" 18.7 "Ownership and Related Information Disclosure:" 18.8 "Public Access to Reports;" 18.9 Professional Discipline: 18.10 "Certification Regarding Individuals Who Have Been Debarred Or Suspended By Federal, State, or Local Government;" 18.11 "Conflict of Interest Disclosure;" and 18.12 "Physician Incentive Plan Reporting," as Sections 18.4, 18.5, 18.6, 18.7, 18.8, 18.9, 18.10. and 18.11 respectively.

APPENDIX  X
MMC/FHPlus Contract Amendment
January 1, 2007

6. Add a new Section 22.7 "Recovery of Overpayments to Providers" to read as follows:

22.7 Recovery of Overpayments to Providers

Consistent with the exception language in Section 3224-b of the Insurance Law,' the Contractor shall retain the right to audit participating providers' claims for a six year period from the date the care, services or supplies were provided or billed, whichever is later, and to recoup any overpayments discovered as a result of the audit. Th: s six year limitation does not apply to situations in which fraud may be involved or in which the provider or an agent of the provider prevents or obstructs the Contractor's auditing.

7. Renumber Sections 22.7 "Restrictions on Disclosure:" 22.8 "Transfer of Liability;" 22.9 "Termination of Health Care Professional Agreements," 22.10 "Health Care Professional Hearings:" 22.11 "Non-Renewal of Provider Agreements;" 22.12 "Notice of Participating Provider Termination:" and 22.13 "Physician Incentive Plan:" as Sections 22.8, 22.9. 22.10. 22.11. 22.12.. 22.13. and 22.14 respectively.

8. The attached Appendix F "New York State Department of Health Action and Grievance System Requirements for MMC and FHPlus Programs" will be applicable for the period beginning January 1.2007.

9. The attached Appendix G "SDOH Requirements for the Provision of Emergency Care and Services" will be applicable for the period beginning January 1. 2007.

10. The attached Appendix K "Prepaid Benefit Package Definitions of Covered and Non-Covered Services" will be applicable for the period beginning January 1, 2007.

11. The attached Schedule 2 of Appendix M "LDSS Election of Enrollment in Medicaid Managed Care For Foster Care Children and Homeless Persons" will be applicable for the period beginning January 1. 2007.

12. Add a Section 13 "Provisions Related to New York State Procurement Lobbying Law" and a Section 14 "Provisions Related to New York State Information Security Breach and Notification Act" to Appendix R "Additional Specifications for the MMC and FHPlus Agreement" to read as follows:

13. Provisions Related to New York State Procurement Lobbying Law

The State reserves the right to terminate this Agreement in the event it is found. that the certification filed by the Contractor in accordance with New York State Finance Law § 139-k was intentionally false or intentionally incomplete. Upon such finding, the State may exercise its termination right by providing written notice to the Contractor in accordance with the written notification terms of this Agreement.

14. Provisions Related to New York State Information Security Breach and Notification Act

Contractor shall comply with the provisions of the New York State Information Security Breach and Notification Act (General Business Law Section 899-aa; State Technology Law Section 208). Contractor shall be liable for the costs associated with such breach if caused by the Contractor's negligent or willful acts or omissions, or the negligent or willful acts or omissions of Contractor's agents, officers, employees or subcontractors.

APPENDIX X
MMC/FHPlus Contract Amendment
January 1,2007

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR SIGNATURE	STATE AGENCY SIGNATURE
By: /s/ Todd Farha	By: /s/ Donna Frescatore
Printed Name: Todd Farha	Printed Name: Donna Frescatore

Title: President & CEO	Title: Deputy Director
Date: December 15, 2006	Date: 12/27/2006
In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.

STATE OF FLORIDA

County of Hillsborough
On the 15th day of December 2006, before me personally appeared Todd S. Farha, to me known, who being by me duly sworn, did depose, that he/she resides at 345 Bayshore Blvd. Tampa, FL, that he/she is the is the President and CEO of WellCare of New York, Inc., the corporation described herein which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the board of directors of said corporation.

(Notary)

/s/ Andrea Rosa

Title:

Date:

STATE COMPTROLLER'S SIGNATURE

APPENDIX X
MMC/FHPlus Contract Amendment
January 1,2007

Table of Contents for Model Contract

Recitals

Section 1 Definitions

Section 2 Agreement Term, Amendments, Extensions, and General Contract Administration Provisions
2.1 Term
2.2 Amendments
2.3 Approvals
2.4 Entire Agreement
2.5 Renegotiation
2.6 Assignment and Subcontracting
2.7 Termination
a. SDOH Initiated Termination
b. Contractor and SDOH Initiated Termination
c. Contractor Initiated Termination
d. Termination Due to Loss of Funding
2.8 Close-Out Procedures
2.9 Rights and Remedies
2.10 Notices
2.11 Severability

Section 3 Compensation
3.1 Capitation Payments
3.2 Modification of Rates During Contract Period
3.3 Rate Setting Methodology
3.4 Payment of Capitation
3.5 Denial of Capitation Payments
3.6 SDOH Right to Recover Premiums
3.7 Third Party Health Insurance Determination
3.8 Payment for Newborns
3.9 Supplemental Maternity Capitation Payment
3.10 Contractor Financial Liability
3.11 Inpatient Hospital Stop-Loss Insurance for Medicaid Managed Care (MMC) Enrollees
3.12 Mental Health and Chemical Dependence Stop-Loss for MMC Enrollees
3.13 Residential Health Care Facility Stop-Loss for MMC Enrollees
3.14 Stop-Loss Documentation and Procedures for the MMC Program
3.15 Family Health Plus (FHPlus) Reinsurance
3.16 Tracking Visits Provided by Indian Health Clinics — Applies to MMC Program Only

Section 4 Service Area

Section 5 Reserved

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Table of Contents for Model Contract

Section 6 Enrollment
6.1 Populations Eligible for Enrollment
6.2 Enrollment Requirements
6.3 Equality of Access to Enrollment
6.4 Enrollment Decisions
6.5 Auto Assignment - For MMC Program Only
6.6 Prohibition Against Conditions on Enrollment
6.7 Newborn Enrollment
6.8 Effective Date of Enrollment
6.9 Roster
6.10 Automatic Re-Enrollment

Section 7 Lock-In Provisions
7.1 Lock-In Provisions in MMC Mandatory Counties and for Family Health Plus
7.2 Disenrollment During a Lock-In Period
7.3 Notification Regarding Lock-In and End of Lock-In Period
7.4 Lock-In and Change in Eligibility Status

Section 8 Disenrollment
8.1 Disenrollment Requirements
8.2 Disenrollment Prohibitions
8.3 Disenrollment Requests
a. Routine Disenrollment Requests b. Non-Routine Disenrollment Requests
8.4 Contractor Notification of Disenrollments
8.5 Contractor's Liability
8.6 Enrollee Initiated Disenrollment
8.7 Contractor Initiated Disenrollment
8.8 LDSS Initiated Disenrollment

Section 9 Guaranteed Eligibility
9.1 General Requirements
9.2 Right to Guaranteed Eligibility
9.3 Covered Services During Guaranteed Eligibility
9.4 Disenrollment During Guaranteed Eligibility

Section 10 Benefit Package Requirements
10.1 Contractor Responsibilities
10.2 Compliance with State Medicaid Plan and Applicable Laws
10.3 Definitions
10.4 Child Teen Health Program/Adolescent Preventive Services
10.5 Foster Care Children - Applies to MMC Program Only
10.6 Child Protective Services
10.7 Welfare Reform - Applies to MMC Program Only
10.8 Adult Protective Services
10.9 Court-Ordered Services

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Table of Contents for Model Contract

10.10 Family Planning and Reproductive Health Services
10.11 Prenatal Care 10.12 Direct Access
10.13 Emergency Services
10.14 Medicaid Utilization Thresholds (MUTS)
10.15 Services for Which Enrollees Can Self-Refer
a. Mental Health and Chemical Dependence Services
b. Vision Services
c. Diagnosis and Treatment of Tuberculosis
d. Family Planning and Reproductive Health Services
e. Article 28 Clinics Operated by Academic Dental Centers
10.16 Second Opinions for Medical or Surgical Care
10.17 Coordination with Local Public Health Agencies
10.18 Public Health Services
a. Tuberculosis Screening, Diagnosis and Treatment; Directly Observed Therapy (TB/DOT)
b. Immunizations
c. Prevention and Treatment of Sexually Transmitted Diseases d. Lead Poisoning - Applies to MMC Program Only
10.19 Adults with Chronic Illnesses and Physical or Developmental Disabilities
10.20 Children with Special Health Care Needs
10.21 Persons Requiring Ongoing Mental Health Services
10.22 Member. Needs Relating to HIV
10.23 Persons Requiring Chemical Dependence Services
10.24 Native Americans
10.25 Women, Infants, and Children (WIC)
10.26 Urgently Needed Services
10.27 Dental Services Provided by Article 28 Clinics Operated by Academic Dental Centers Not Participating in Contractor's Network- Applies to MMC Program Only
10.28 Hospice Services
10.29 Prospective Benefit Package Change for Retroactive SSI Determinations -Applies to MMC Program Only
10.30 Coordination of Services

Section 11 Marketing
11.1 Information Requirements
11.2 Marketing Plan
11.3 Marketing Activities
11.4 Prior Approval of Marketing Materials and Procedures
11.5 Corrective and Remedial Actions

Section 12 Member Services
12.1 General Functions
12.2 Translation and Oral Interpretation
12.3 Communicating with the Visually, Hearing and Cognitively Impaired

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Table of Contents for Model Contract

Section 13 Enrollee Rights and Notification
13.1 Information Requirements
13.2 Provider Directories/Office Hours for participating Providers
13.3 Member ID Cards
13.4 Member Handbooks
13.5 Notification of Effective Date of Enrollment
13.6 Notification of Enrollee Rights
13.7 Enrollee's Rights
13.8 Approval of Written Notices i
13.9 Contractor's Duty to Report Lack of Contact
13.10 LDSS Notification of Enrollee's Change in Address
13.11 Contractor Responsibility to Notify Enrollee of Effective Date of Benefit Package Change
13.12 Contractor Responsibility to Notify Enrollee of Termination, Service Area Changes and Network Changes

Section 14 Action and Grievance System
14.1 General Requirements
14.2 Actions
14.3 Grievance System
14.4 Notification of Action and Grievance System Procedures
14.5 Complaint, Complaint Appeal and Action Appeal Investigation Determinations

Section 15 Access Requirements
15.1 General Requirement
15.2 Appointment Availability Standards
15.3 Twenty-Four (24) Hour Access
15.4 Appointment Waiting Times
15.5 Travel Time Standards
15.6 Service Continuation
a. New Enrollees
b. Enrollees Whose Health Care Provider Leaves Network
15.7 Standing Referrals
15.8 Specialist as a Coordinator of Primary Care
15.9 Specialty Care Centers 15.10 Cultural Competence

Section 16 Quality Assurance
16.1 Internal Quality Assurance Program
16.2 Standards of Care

Section 17 Monitoring and Evaluation
17.1 Right To Monitor Contractor Performance
17.2 Cooperation During Monitoring And Evaluation :
17.3 Cooperation During On-Site Reviews
17.4 Cooperation During Review of Services by External Review Agency

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Table of Contents for Model Contract

Section 18 Contractor Reporting Requirements
18.1 General Requirements
18.2 Time Frames for Report Submissions
18.3 SDOH Instructions for Report Submissions :
18.4 Notification of Changes in Report Due Dates, Requirements or Formats
18.5 Reporting Requirements
18.6 Ownership and Related Information Disclosure
18.7 Public Access to Reports
18.8 Professional Discipline
18.9 Certification Regarding Individuals Who Have Been Debarred or Suspended by Federal or State Government
18.10 Conflict of Interest Disclosure
18.11 Physician Incentive Plan Reporting

Section 19 Records Maintenance and Audit Rights
19.1 Maintenance of Contractor Performance Records
19.2 Maintenance of Financial Records and Statistical Data
19.3 Access to Contractor Records
19.4 Retention Periods

Section 20 Confidentiality
20.1 Confidentiality of Identifying Information about Enrollees, Potential Enrollees, and Prospective Enrollees
20.2 Medical Records of Foster Children
20.3 Confidentiality of Medical Records
20.4 Length of Confidentiality Requirements

Section 21 Provider Network
21.1 Network Requirements
21.2 Absence of Appropriate Network Provider
21.3 Suspension of Enrollee Assignments to Providers
21.4 Credentialing
21.5 SDOH Exclusion or Termination of Providers
21.6 Application Procedure
21.7 Evaluation Information
21.8 Choice/Assignment of Primary Care Providers (PCPs)
21.9 Enrollee PCP Changes
21.10 Provider Status Changes
21.11 PCP Responsibilities
21.12 Member to Provider Ratios
21.13 Minimum PCP Office Hours
a. General Requirements
b. Waiver of Minimum Hours
21.14 Primary Care Practitioners
a. General Limitations
b. Specialists and Sub-specialists as PCPs

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Table of Contents for Model Contract

c. OB/GYN Providers as PCPs
d. Certified Nurse Practitioners as PCPs
21.15 PCP Teams
a. General Requirements
b. Registered Physician Assistants as Physician Extenders
c. Medical Residents and Fellows
21.16 Hospitals
a. Tertiary Services
b. Emergency Services
21.17 Dental Networks
21.18 Presumptive Eligibility Providers
21.19 Mental Health and Chemical Dependence Services Providers
21.20 Laboratory Procedures
21.21 Federally Qualified Health Centers (FQHCs)
21.22 Provider Services Function
21.23 Pharmacies - Applies to FHPlus Program Only

Section 22 Subcontracts and Provider Agreements
22.1 Written Subcontracts
22.2 Permissible Subcontracts
22.3 Provision of Services Through Provider Agreements
22.4 Approvals
22.5 Required Components
22.6 Timely Payment
22.7 Recovery of Overpayments to Providers
22.8 Restrictions on Disclosure
22.9 Transfer of Liability
22.10 Termination of Health Care Professional Agreements
22.11 Health Care Professional Hearings
22.12 Non-Renewal of Provider Agreements
22.13 Notice of Participating Provider Termination
22.14 Physician Incentive Plan

Section 23 Fraud and Abuse
23.1 General Requirements
23.2 Prevention Plans and Special Investigation Units

Section 24 Americans with Disabilities Act (ADA) Compliance Plan

Section 25 Fair Hearings
25.1 Enrollee Access to Fair Hearing Process
25.2 Enrollee Rights to a Fair Hearing
25.3 Contractor Notice to Enrollees
25.4 Aid Continuing
25.5 Responsibilities of SDOH
25.6 Contractor's Obligations

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Table of Contents for Model Contract

Section 26 External Appeal
26.1 Basis for External Appeal
26.2 Eligibility For External Appeal
26.3 External Appeal Determination
26.4 Compliance With External Appeal Laws and Regulations
26.5 Member Handbook

Section 27 Intermediate Sanctions
27.1 General
27.2 Unacceptable Practices
27.3 Intermediate Sanctions
27.4 Enrollment Limitations
27.5 Due Process

Section 28 Environmental Compliance

Section 29 Energy Conservation

Section 30 Independent Capacity of Contractor

Section 31 No Third Party Beneficiaries

Section 32 Indemnification
32.1 Indemnification by Contractor
32.2 Indemnification by SDOH

Section 3 3 Prohibition on Use of Federal Funds for Lobbying
33.1 Prohibition of Use of Federal Funds for Lobbying
33.2 Disclosure Form to Report Lobbying
33.3 Requirements of Subcontractors

Section 34 Non-Discrimination
34.1 Equal Access to Benefit Package
34.2 Non-Discrimination
34.3 Equal Employment Opportunity
34.4 Native Americans Access to Services From Tribal or Urban Indian Health Facility

Section 35 Compliance with Applicable Laws
35.1 Contractor and SDOH Compliance With Applicable Laws
35.2 Nullification of Illegal, Unenforceable, Ineffective or Void Contract Provisions
35.3 Certificate of Authority Requirements
35.4 Notification of Changes In Certificate of Incorporation
35.5 Contractor's Financial Solvency Requirements
35.6 Compliance With Care For Maternity Patients
35.7 Informed Consent Procedures for Hysterectomy and Sterilization

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Table of Contents for Model Contract

35.8 Non-Liability of Enrollees For Contractor's Debts
35.9 SDOH Compliance With Conflict of Interest Laws
35.10 Compliance With Public Health Law (PHL) Regarding External Appeals

Section 36 New York State Standard Contract Clauses

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Table of Contents for Model Contract
APPENDICES

A. New York State Standard Clauses
B. Certification Regarding Lobbying
B-l. Certification Regarding MacBride Fair Employment Principles
C. New York State Department of Health Requirements for the Provision of Family Planning and Reproductive Health Services
D. New York State Department of Health Marketing Guidelines
E. New York State Department of Health Member Handbook Guidelines
F. New York State Department of Health Action and Grievance System Requirements for the MMC and FHPlus Programs
G. New York State Department of Health Requirements for the Provision of Emergency Care and Services
H. New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs
I. New York State Department of Health Guidelines for Use of Medical Residents and Fellows
J. New York State Department of Health Guidelines for Contractor Compliance with the Federal ADA
K. Prepaid Benefit Package Definitions of Covered and Non-Covered Services
L. Approved Capitation Payment Rates
M. Service Area, Benefit Options and Enrollment Elections
N. RESERVED
O. Requirements for Proof of Workers' Compensation and Disability Benefits Coverage
P. Facilitated Enrollment and Federal Health Insurance Portability and Accountability Act (HIPAA) Business Associate Agreements
Q. RESERVED
R. Additional Specifications for the MMC and FHPlus Agreement

January 1, 2007

Table of Contents for Model Contract

X. Modification Agreement Form

January 1, 2007

APPENDIX F

New York State Department of Health Action and Grievance System Requirements for MMC and FHPlus Programs

F.I Action Requirements
F.2 Grievance System Requirements
APPENDIX F
January 1, 2007
F-l

F.1

Action Requirements

1. Definitions

a) Service Authorization Request means a request by an Enrollee, or a provider on the Enrollee's behalf, to the Contractor for the provision of a service, including a request for a referral or for a non-covered service.

i) Prior Authorization Request is a Service Authorization Request by the Enrollee, or a provider on the Enrollee's behalf, for coverage of a new service,-whether for a new authorization period or within an existing authorization period, before such service is provided to the Enrollee.

ii) Concurrent Review Request is a Service Authorization Request by an Enrollee,or a provider on Enrollee's behalf, for continued, extended or more of an authorized service than what is currently authorized by the Contractor.

b) Service Authorization Determination means the Contractor's approval or denial of a Service Authorization Request.

c) Adverse Determination means a denial of a Service Authorization Request by the Contractor or an approval of a Service Authorization Request in an amount, duration, or scope that is less than requested.

d) An Action means an activity of a Contractor or its subcontractor that results in:

i) the denial or limited authorization of a Service Authorization Request, including the type or level of service;

ii) the reduction, suspension, or termination of a previously authorized service;

iii) the denial, in whole or in part, of payment for a service;

iv) failure to provide services in a timely manner as defined by applicable State law and regulation and Section 15 of this Agreement;

v) failure of the Contractor to act within the timeframes for resolution and notification of determinations regarding Complaints, Action Appeals and Complaint Appeals provided in this Appendix; or

vi) in rural areas, as defined by 42 CFR §412.62(f)(a), where enrollment in the MMC program is mandatory and there is only one MCO, the denial of an Enrollee's request to obtain services outside the MCO's network pursuant to 42 CFR §438.52(b)(2)(ii).

APPENDIX F
January 1,2007

2. General Requirements

a) The Contractor's policies and procedures for Service Authorization Determinations and utilization review determinations shall comply with 42 CFR Part 438 and Article 49 of the PHL, including but not limited to the following:

i) Expedited review of a Service Authorization Request must be conducted when the Contractor determines or the provider indicates that a delay would seriously jeopardize the Enrollee's life or health or ability to attain, maintain, or regain maximum function. The Enrollee may request expedited review of a Prior Authorization Request or Concurrent Review Request. If the Contractor denies the Enrollee's request for expedited review, the Contractor must handle the request under standard review timeframes.

ii) Any Action taken by the Contractor regarding medical necessity or experimental or investigational services must be made by a clinical peer reviewer as defined by PHL §4900(2)(a).

iii) Adverse Determinations, other than those regarding medical necessity or experimental/investigational services, must be made by a licensed, certified or registered health care professional when such determination is based on an assessment of the Enrollee's health status or of the appropriateness of the level, quantity or delivery method of care. This requirement applies to Service Authorization Requests including but not limited to: services included in the Benefit Package, referrals and out-of-network services.

iv) The Contractor is required to provide notice by phone and in writing to the Enrollee and to the provider of Service Authorization Determinations, whether adverse or not, within the timeframe specified in Section 3 below. Notice to the provider must contain the same information as the Notice of Action for the Enrollee.

v) The Contractor is required to provide the Enrollee written notice of any Action other than a Service Authorization Determinations within the timeframe specified in Section 4 below.

3. Timeframes for Service Authorization Determinations

a) For Prior Authorization Requests, the Contractor must make a Service Authorization Determination and notice the Enrollee of the determination by phone and in writing as fast as the Enrollee's condition requires and no more than:

APPENDIX F
January 1,2007

i) In the case of an expedited review, three (3) business days after receipt of the Service Authorization Request; or

ii) In all other cases, within three (3) business days of receipt of necessary information, but no more than fourteen (14) days after receipt of the Service Authorization request.

b) For Concurrent Review Requests, the Contractor must make a Service Authorization Determination and notice the Enrollee of the determination by phone and in writing as fast as the Enrollee's condition requires and no more than:

i) hi the case of an expedited review, one (1) business day after receipt of necessary information but no more than three (3) business days after receipt of the Service Authorization Request; or :

ii) In all other cases, within one (1) business day of receipt of necessary information, but no more than fourteen (14) days after receipt of the Service Authorization Request.

c) Timeframes for Service Authorization Determinations may be extended for up to fourteen (14) days if:

i) the Enrollee, the Enrollee's designee, or the Enrollee's provider requests an extension orally or in writing; or

ii) The Contractor can demonstrate or substantiate that there is a need for additional information and how the extension is in the Enrollee's interest. The Contractor must send notice of the extension to the Enrollee. The Contractor must maintain sufficient documentation of extension determinations to demonstrate, upon SDOH's request, that the extension was justified.

d) If the Contractor extended its review as provided in paragraph 3(c) above, the Contractor must make a Service Authorization Determination and notice the Enrollee by phone and in writing as fast as the Enrollee's condition requires and within three (3) business days after receipt of necessary information for Prior Authorization Requests or within one (1) business day after receipt of necessary information for Concurrent Review Requests, but in no event later than the date the extension expires.

4. Timeframes for Notices of Actions Other Than Service Authorizations Determinations

a) When the Contractor intends to reduce, suspend, or terminate a previously authorized service within an authorization period, it must provide the Enrollee with a written notice at least ten (10) days prior to the intended Action, except:

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January 1, 2007

i) the period of advance notice is shortened to five (5) days in cases of confirmed Enrollee fraud; or

ii) the Contractor may mail notice not later than date of the Action for the following:

A) the death of the Enrollee;
B) a signed written statement from the Enrollee requesting service termination or giving information requiring termination or reduction of services (where the Enrollee understands that this must be the result of supplying the information);
C) the Enrollee's admission to an institution where the Enrollee is ineligible for further services;
D) the Enrollee's address is unknown and mail directed to the Enrollee is returned stating that there is no forwarding address;
E) the Enrollee has been accepted for Medicaid services by another jurisdiction; or
F) the Enrollee's physician prescribes a change in the level of medical care.

b) The Contractor must mail written notice to the Enrollee on the date of the Action when the Action is denial of payment, in whole or in part, except as provided in paragraph F.I 6(b) below.

c) When the Contractor does not reach a determination within the Service Authorization Determination timeframes described above, it is considered an Adverse Determination, and the Contractor must send notice of Action to the Enrollee on the date the timeframes expire.

5. Format and Content of Notices

a) The Contractor shall ensure that all notices are in writing, in easily understood language and are accessible to non-English speaking and visually impaired Enrollees. Notices shall include that oral interpretation and alternate formats of written material for Enrollees with special needs are available and how to access the alternate formats.

i) Notice to the Enrollee that the Enrollee's request for an expedited review has been denied shall include that the request will be reviewed under standard timeframes, including a description of the timeframes.

ii) Notice to the Enrollee regarding a Contractor-initiated extension shall include:
A) the reason for the extension;
B) an explanation of how the delay is in the best interest of the Enrollee;
C) any additional information the Contractor requires from any source to make its determination;
D) the right of the Enrollee to file a Complaint (as defined in Appendix F.2 of this Agreement)regarding the extension;

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January 1, 2007

E) the process for filing a Complaint with the Contractor and the timeframes within which a Complaint determination must be made;
F) the right of an Enrollee to designate a representative to file a Complaint on behalf of the Enrollee; and
G) the right of the Enrollee to contact the New York State Department of Health regarding his or her Complaint, including the SDOH's toll-free number for Complaints.

iii) Notice to the Enrollee of an Action shall include:

A) the description of the Action the Contractor has taken or intends to take;
B) the reasons for the Action, including the clinical rationale, if any;
C) the Enrollee's right to file an Action Appeal (as defined in Appendix F.2 of this Agreement), including:
I) The fact that the Contractor will not retaliate or take any discriminatory action against the Enrollee because he/she filed an Action Appeal.
II) The right of the Enrollee to designate a representative to file Action Appeals on his/her behalf;
D) the process and timeframe for filing an Action Appeal with the Contractor, including an explanation that an expedited review of the Action Appeal can be requested if a delay would significantly increase the risk to an Enrollee's health, a toll-free number for filing an oral Action Appeal and a form, if used by the Contractor, for filing a written Action Appeal;
E) a description of what additional information, if any, must be obtained by the Contractor from any source in order for the Contractor to make an Appeal determination;
F) the timeframes within which the Action Appeal determination must be made;
G) the right of the Enrollee to contact the New York State Department of Health with his or her Complaint, including the SDOH's toll-free number for Complaints; and
H) the notice entitled "Managed Care Action Taken" for denial of benefits or for termination or reduction in benefits, as applicable, containing the Enrollee's fair hearing and aid continuing rights.
I) For Actions based on issues of Medical Necessity or an experimental or investigational treatment, the notice of Action shall also include: .
I) a clear statement that the notice constitutes the initial adverse determination and specific use of the terms "medical necessity" or "experimental investigational";
II) a statement that the specific clinical review criteria relied upon in making the determination is available upon request; and
III) a statement that the Enrollee may be eligible for an External Appeal.

6. Contractor Obligation to Notice

a) The Contractor must provide written Notice of Action to Enrollees and providers in accordance with the requirements of this Appendix, including, but not limited to, the following circumstances (except as provided for in paragraph 6(b) below):

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January 1, 2007

i) the Contractor makes a coverage determination or denies a request for a referral, regardless of whether the Enrollee has received the benefit;

ii) the Contractor determines that a service does not have appropriate authorization;

iii) the Contractor denies a claim for services provided by a Non-Participating Provider for any reason;

iv) the Contractor denies a claim or service due to medical necessity;

v) the Contractor rejects a claim or denies payment due to a late claim submission;

vi) the Contractor denies a claim because it has determined that the Enrollee was not eligible for MMC or FHPlus coverage on the date of service;

vii) the Contractor denies a claim for service rendered by a Participating Provider due to lack of a referral;

viii) the Contractor denies a claim because it has determined it is not the appropriate payor; or

ix) the Contractor denies a claim due to a Participating Provider billing for Benefit Package services not included in the Provider Agreement between the Contractor and the Participating Provider.

b) The Contractor is not required to provide written Notice of Action to Enrollees in the following circumstances:

i) When there is a prepaid capitation arrangement with a Participating Provider and the Participating Provider submits a fee-for-service claim to the Contractor for a service that falls within the capitation payment;

ii) if a Participating Provider of the Contractor itemizes or "unbundles" a claim for services encompassed by a previously negotiated global fee arrangement;

iii) if a duplicate claim is submitted by the Enrollee or a Participating Provider, no notice is required, provided an initial notice has been issued;

iv) if the claim is for a service that is carved-out of the MMC Benefit Package and is provided to a MMC Enrollee through Medicaid fee-for-service, however, the Contractor should notify the provider to submit the claim to Medicaid;

v) if the Contractor makes a coding adjustment to a claim (up-coding or down-coding) and its Provider Agreement with the Participating Provider includes a provision allowing the Contractor to make such adjustments;

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January 1,2007

vi) if the Contractor has paid the negotiated amount reflected in the Provider Agreement with a Participating Provider for the services provided to the Enrollee and denies the Participating Provider's request for additional payment; or

vii)if the Contractor has not yet adjudicated the claim. If the Contractor has pended the claim while requesting additional information, a notice is not required until the coverage determination has been made.

APPENDIX F
January 1,2007

F.2

Grievance System Requirements

1. Definitions

a) A Grievance System means the Contractor's Complaint and Appeal process, and includes a Complaint and Complaint Appeal process, a process to appeal Actions, and access to the State's fair hearing system.

b) For the purposes of this Agreement, a Complaint means an Enrollee's expression of dissatisfaction with any aspect of his or her care other than an Action. A "Complaint" means the same as a "grievance" as defined by 42 CFR §438.400 (b).

c) An Action Appeal means a request for a review of an Action.

d) A Complaint Appeal means a request for a review of a Complaint determination.

e) An Inquiry means a written or verbal question or request for information posed to the Contractor with regard to such issues as benefits, contracts, and organization rules. Neither Enrollee Complaints nor disagreements with Contractor determinations are Inquiries.

2. Grievance System - General Requirements

a) The Contractor shall describe its Grievance System in the Member Handbook, and itmust be accessible to non-English speaking, visually, and hearing impaired Enrollees. The handbook shall comply with Section 13.4 and The Member Handbook Guidelines (Appendix E) of this Agreement.

b) The Contractor will provide Enrollees with any reasonable assistance in completing forms and other procedural steps for filing a Complaint, Complaint Appeal or Action Appeal, including, but not limited to, providing interpreter services and toll-free numbers with TTY/TDD and interpreter capability.

c) The Enrollee may designate a representative to file Complaints, Complaint Appeals and Action Appeals on his/her behalf.

d) The Contractor will not retaliate or take any discriminatory action against the Enrollee because he/she filed a Complaint, Complaint Appeal or Action Appeal.

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January 1, 2007

e) The Contractor's procedures for accepting Complaints, Complaint Appeals and Action Appeals shall include:

i) toll-free telephone number;

ii) designated staff to receive calls;

iii) "live" phone coverage at least forty (40) hours a week during normal business hours;

iv) a mechanism to receive after hours calls, including either:

A) a telephone system available to take calls and a plan to respond to all such calls no later than on the next business day after the calls were recorded; or
B) a mechanism to have available on a twenty-four (24) hour, seven (7) day a week basis designated staff to accept telephone Complaints, whenever a delay would significantly increase the risk to an Enrollee's health.

f) The Contractor must ensure that personnel making determinations regarding Complaints, Complaint Appeals and Action Appeals were not involved in previous levels of review or decision-making. If any of the following applies, determinations must be made by qualified clinical personnel as specified in this Appendix:

i) A denial Action Appeal based on lack of medical necessity.

ii) A Complaint regarding denial of expedited resolution of an Action Appeal.

iii) A Complaint, Complaint Appeal, or Action Appeal that involves clinical issues.

3. Action Appeals Process

a) The Contractor's Action Appeals process shall indicate the following regarding resolution of Appeals of an Action:

i) The Enrollee, or his or her designee, will have no less than sixty (60) business days from the date of the notice of Action to file an Action Appeal. An Enrollee filing an Action Appeal within 10 days of the notice of Action or by the intended date of an Action, whichever is later, that involves the reduction, suspension, or termination of previously approved services may request "aid continuing" in accordance with Section 25.4 of this Agreement.

ii) The Enrollee may file a written Action Appeal or an oral Action Appeal. Oral Action Appeals must be followed by a written, signed, Action Appeal. The Contractor may provide a written summary of an oral Action Appeal to the Enrollee (with the acknowledgement or separately) for the Enrollee to review,

APPENDIX F
January 1, 2007

modify if needed, sign and return to the Contractor. If the Enrollee or provider requests expedited resolution of the Action Appeal, the oral Action Appeal does  not need to be confirmed in writing. The date of the oral filing of the Action Appeal will be the date of the Action Appeal for the purposes of the timeframes for resolution of Action Appeals. Action Appeals resulting from a Concurrent Review must be handled as an expedited Action Appeal.

iii) The Contractor must send a written acknowledgement of the Action Appeal within fifteen (15) days of receipt. If a determination is reached before the written acknowledgement is sent, the Contractor may include the written acknowledgement with the notice of Action Appeal determination (one notice).

iv) The Contractor must provide the Enrollee reasonable opportunity to present evidence, and allegations of fact or law, in person as well as in writing. The Contractor must inform the Enrollee of the limited time to present such evidence in the case of an expedited Action Appeal. The Contractor must allow the Enrollee or his or her designee, both before and during the Action Appeals process, to examine the Enrollee's case file, including medical records and any other documents and records considered during the Action Appeals process. The Contractor will consider the Enrollee, his or her designee, or legal estate representative of a deceased Enrollee a party to the Action Appeal.

v) The Contractor must have a process for handling expedited Action Appeals. Expedited resolution of the Action Appeal must be conducted when the Contractor determines or the provider indicates that a delay would seriously jeopardize the Enrollee's life or health or ability to attain, maintain, or regain maximum function. The Enrollee may request an expedited review of an Action Appeal. If the Contractor denies the Enrollee's request for an expedited review, the Contractor must handle the request under standard Action Appeal resolution timeframes, make reasonable efforts to provide prompt oral notice of the denial to the Enrollee and send written notice of the denial within two (2) days of the denial determination.

vi) The Contractor must ensure that punitive action is not taken against a provider who either requests an expedited resolution or supports an Enrollee's Appeal.

vii) Action Appeals of clinical matters must be decided by personnel qualified to review the Action Appeal, including licensed, certified or registered health care professionals who did not make the initial determination, at least one of whom must be a clinical peer reviewer, as defined by PHL §4900(2)(a). Action Appeals of non-clinical matters shall be determined by qualified personnel at a higher level than the personnel who made the original determination.

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January 1, 2007
F-ll

4. Timeframes for Resolution of Action Appeals

a) The Contractor's Action Appeals process shall indicate the following specific timeframes regarding Action Appeal resolution:

i) The Contractor will resolve Action Appeals as fast as the Enrollee's condition requires, and no later than thirty (30) days from the date of the receipt of the Action Appeal.

ii) The Contractor will resolve expedited Action Appeals as fast as the Enrollee's condition requires, within two (2) business days of receipt of necessary information and no later than three (3) business days of the date of the receipt of the Action Appeal.

iii) Timeframes for Action Appeal resolution may be extended for up to fourteen (14) days if:

A) the Enrollee, his or her designee, or the provider requests an extension orally or in writing; or
B) the Contractor can demonstrate or substantiate that there is a need for additional information and the extension is in the Enrollee's interest. The Contractor must send notice of the extension to the Enrollee. The Contractor must maintain sufficient documentation of extension determinations to demonstrate, upon SDOH's request, that the extension was justified.

iv) The Contractor will make a reasonable effort to provide oral notice to the Enrollee, his or her designee, and the provider where appropriate, for expedited Action Appeals at the time the Action Appeal determination is made.

v) The Contractor must send written notice to the Enrollee, his or her designee, and the provider where appropriate, within two (2) business days of the Action Appeal determination.

5. Action Appeal Notices

a) The Contractor shall ensure that all notices are in writing and in easily understood language and are accessible to non-English speaking and visually impaired Enrollees. Notices shall include that oral interpretation and alternate formats of written material for Enrollees with special needs are available and how to access the alternate formats.

i) Notice to the Enrollee that the Enrollee's request for an expedited Action Appeal has been denied shall include that the request will be reviewed under standard Action Appeal timeframes, including a description of the timeframes. This notice may be combined with the acknowledgement.

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January 1, 2007

ii) Notice to the Enrollee regarding an Contractor-initiated extension shall include:
A) the reason for the extension;
B) an explanation of how the delay is in the best interest of the Enrollee;
C) any additional information the Contractor requires from any source to make its determination;
D) the right of the Enrollee to file a Complaint regarding the extension;
E) the process for filing a Complaint with the Contractor and the timeframes within which a Complaint determination must be made;
F) the right of an Enrollee to designate a representative to file a Complaint on behalf of the Enrollee; and
G) the right of the Enrollee to contact the New York State Department of Health regarding his or her their Complaint, including the SDOH's toll-free number for Complaints.

iii) Notice to the Enrollee of Action Appeal Determination shall include:
A) Date the Action Appeal was filed and a summary of the Action Appeal;
B) Date the Action Appeal process was completed;
C) the results and the reasons for the determination, including the clinical rationale, if any;
D) If the determination was not in favor of the Enrollee, a description of Enrollee's fair hearing rights, if applicable;
E) the right of the Enrollee to contact the New York State Department of Health regarding his or her Complaint, including the SDOH's toll-free number for Complaints; and
F) For Action Appeals involving Medical Necessity or an experimental or investigational treatment, the notice must also include:
I) a clear statement that the notice constitutes the final adverse determination and specifically use the terms "medical necessity"or "experimental investigational;"
II) the Enrollee's coverage type;
HI) the procedure in question, and if available and applicable the name of the provider and developer/manufacturer of the health care service;
IV) statement that the Enrollee is eligible to file an External Appeal and the timeframe for filing;
V) a copy of the "Standard Description and Instructions for Health Care Consumers to Request an External Appeal" and the External Appeal application form;
VI) the Contractor's contact person and telephone number;
VII) the contact person, telephone number, company name and full address of the utilization review agent, if the determination was made by the agent; and
VIII) if the Contractor has a second level internal review process, the notice shall contain instructions on how to file a second level Action Appeal and a statement in bold text that the timeframe for requesting an External Appeal begins upon receipt of the final adverse determination of the first level Action Appeal, regardless of whether or not a second level of Action Appeal is requested, and that by choosing to request a second level Action Appeal, the time may expire for the Enrollee to request an External Appeal.

APPENDIX F
January 1,2007

6. Complaint Process

a) The Contractor' Complaint process shall include the following regarding the handling of Enrollee Complaints:

i) The Enrollee, or his or her designee, may file a Complaint regarding any dispute with the Contractor orally or in writing. The Contractor may have requirements for accepting written Complaints either by letter or Contractor supplied form. The Contractor cannot require an Enrollee to file a Complaint in writing.

ii) The Contractor must provide written acknowledgement of any Complaint not immediately resolved, including the name, address and telephone number of the individual or department handling the Complaint, within fifteen (15) business days of receipt of the Complaint. The acknowledgement must identify any additional information required by the Contractor from any source to make a determination. If a Complaint determination is made before the written acknowledgement is sent, the Contractor may include the acknowledgement with the notice of the determination (one notice).

iii) Complaints shall be reviewed by one or more qualified personnel.

iv) Complaints pertaining to clinical matters shall be reviewed by one or more licensed, certified or registered health care professionals in addition to whichever non-clinical personnel the Contractor designates.

7. Timeframes for Complaint Resolution by the Contractor

 a) The Contractor's Complaint process shall indicate the following specific timeframes regarding Complaint resolution:

i) If the Contractor immediately resolves an oral Complaint to the Enrollee's satisfaction, that Complaint may be considered resolved without any additional written notification to the Enrollee. Such Complaints must be logged by the Contractor and included in the Contractor's quarterly HPN Complaint report submitted to SDOH in accordance with Section 18 of this Agreement.

ii) Whenever a delay would significantly increase the risk to an Enrollee's health, Complaints shall be resolved within forty-eight (48) hours after receipt of all necessary information and no more than seven (7) days from the receipt of the Complaint.

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January 1,2007

iii) All other Complaints shall be resolved within forty-five (45) days after the receipt of all necessary information and no more than sixty (60) days from receipt of the Complaint. The Contractor shall maintain reports of Complaints unresolved after forty-five (45) days in accordance with Section 18 of this Agreement.

8. Complaint Determination Notices

a) The Contractor's procedures regarding the resolution of Enrollee Complaints shall include the following:

i) Complaint Determinations by the Contractor shall be made in writing to the Enrollee or his/her designee and include:
A) the detailed reasons for the determination;
B) in cases where the determination has a clinical basis, the clinical rationale for the determination;
C) the procedures for the filing of an appeal of the determination, including a form, if used by the Contractor, for the filing of such a Complaint Appeal; and notice of the right of the Enrollee to contact the State Department of Health regarding his or her Complaint, including SDOH's toll-free number for Complaints.

ii) If the Contractor was unable to make a Complaint determination because insufficient information was presented or available to reach a determination, the Contractor will send a written statement that a determination could not be made to the Enrollee on the date the allowable time to resolve the Complaint has expired.

iii) In cases where delay would significantly increase the risk to an Enrollee's health, the Contractor shall provide notice of a determination by telephone directly to the Enrollee or to the Enrollee's designee, or when no phone is available, some other method of communication, with written notice to follow within three (3) business days.

9. Complaint Appeals

a) The Contractor's procedures regarding Enrollee Complaint Appeals shall include the following:

i) The Enrollee or designee has no less than sixty (60) business days after receipt of the notice of the Complaint determination to file a written Complaint Appeal. Complaint Appeals may be submitted by letter or by a form provided by the Contractor.

ii) Within fifteen (15) business days of receipt of the Complaint Appeal, the Contractor shall provide written acknowledgement of the Complaint Appeal, including the name, address and telephone number of the individual designated to respond to the Appeal. The Contractor shall indicate what additional information, if any,

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January 1,2007

iii) Complaint Appeals of clinical matters must be decided by personnel qualified toreview the Appeal, including licensed, certified or registered healthcare professionals who did not make the initial determination, at least one of whom must be a clinical peer reviewer, as defined by PHL §4900(2)(a).
iv) Complaint Appeals of non-clinical matters shall be determined by qualified personnel at a higher level than the personnel who made the original Complaint determination.
v) Complaint Appeals shall be decided and notification provided to the Enrollee no more than:
A) two (2) business days after the receipt of all necessary information when a delay would significantly increase the risk to an Enrollee's health; or
B) thirty (30) business days after the receipt of all necessary information in all other instances.
vi) The notice of the Contractor's Complaint Appeal determination shall include:
A) the detailed reasons for the determination;
B) the clinical rationale for the determination in cases where the determination has a clinical basis;
C) the notice shall also inform the Enrollee of his/her option to also contact the State Department of Health with his/her Complaint, including the SDOH's toll-free number for Complaints;
D) instructions for any further Appeal, if applicable.

10. Records

a) The Contractor shall maintain a file on each Complaint, Action Appeal and Complaint Appeal. These records shall be readily available for review by the SDOH, upon request. The file shall include:

i) date the Complaint was filed;

ii) copy of the Complaint, if written;

iii) date of receipt of and copy of the Enrollee's written confirmation, if any;

iv) log of Complaint determination including the date of the determination and the titles of the personnel and credentials of clinical personnel who reviewed the Complaint;

v) date and copy of the Enrollee's Action Appeal or Complaint Appeal;

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January 1,2007

vi) Enrollee or provider requests for expedited Action Appeals and Complaint Appeals and the Contractor's determination;

vii) necessary documentation to support any extensions;

viii) determination and date of determination of the Action Appeals and Complaint Appeals;

ix) the titles and credentials of clinical staff who reviewed the Action Appeals and Complaint Appeals; and

x) Complaints unresolved for greater than forty-five (45) days.

APPENDIX F
January 1,2007

APPENDIX G

SDOH Requirements for the Provision of Emergency Care and Services

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January 1, 2007
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SDOH Requirements for the Provision of Emergency Care and Services

1. Definitions

a) "Emergency Medical Condition" means a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient seventy, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in:

i) placing the health of the person afflicted with such condition in serious jeopardy or, in the case of a pregnant woman, the health of the woman or her unborn child or, in the case of a behavioral condition, placing the health of the person or others in serious jeopardy; or

ii) serious impairment to such person's bodily functions; or

iii) serious dysfunction of any bodily organ or part of such person; or

iv) serious disfigurement of such person.

b) "Emergency Services" means covered inpatient and outpatient health care procedures, treatments or services that are furnished by a provider qualified to furnish these services and that are needed to evaluate or stabilize an Emergency Medical Condition including psychiatric stabilization and medical detoxification from drugs or alcohol.

c) "Post-stabilization Care Services" means covered services, related to an emergency medical condition, that are provided after an Enrollee is stabilized in order to maintain the stabilized condition, or, under the circumstances described in Section 5 below, to improve or resolve the Enrollee's condition.

2. Coverage and Payment of Emergency Services

a) The Contractor must cover and pay for Emergency Services regardless of whether the provider that furnishes the services has a contract with the Contractor.

b) The Contractor shall cover and pay for services as follows:

i) Participating Providers

A) Payment by the Contractor for general hospital emergency department services provided to an Enrollee by a Participating Provider shall be at the rate or rates of payment specified in the contract between the Contractor and

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January 1,2007
G-2

the hospital. Such contracted rate or rates shall be paid without regard to whether such services meet the definition of Emergency Medical Condition.

B) Payment by the Contractor for physician services provided to an Enrollee by a Participating Provider while the Enrollee is receiving general hospital emergency department services shall be at the rate or rates of payment specified in the contract between the Contractor and the physician. Such contracted rate or rates shall be paid without regard to whether such services meet the definition of Emergency Medical Condition.

ii) Non-Participating Providers

A) Payment by the Contractor for general hospital emergency department services provided to an Enrollee by a Non-Participating Provider shall be at the Medicaid fee-for-service rate, inclusive of the capital component, in effect on the date that the service was rendered without regard to whether such services meet the definition of Emergency Medical Condition.

B) Payment by the Contractor for physician services provided to an Enrollee by a Non-Participating Provider while the Enrollee is receiving general hospital emergency department services shall be at the Medicaid fee-for-service rate in effect on the date the service was rendered without regard to whether such services meet the definition of Emergency Medical Condition.

c) The Contractor must advise Enrollees that they may access Emergency Services at any Emergency Services provider.

d) Prior authorization for treatment of an Emergency Medical Condition is never required.

e) The Contractor may not deny payment for treatment obtained in either of the following circumstances:

i) An Enrollee had an Emergency Medical Condition, including cases in which the absence of immediate medical attention would not have had the outcomes specified in the definition of Emergency Medical Condition above.

ii) A representative of the Contractor instructs the Enrollee to seek Emergency Services.

f) A Contractor may not:

i) limit what constitutes an Emergency Medical Condition based on lists of diagnoses or symptoms; or

ii) refuse to cover emergency room services based on the failure of the provider or the Enrollee to give the Contractor notice of the emergency room visit.

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January 1,2007
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g) An Enrollee who has an Emergency Medical Condition may not be held liable for payment of subsequent screening and treatment needed to diagnose the specific condition or stabilize the patient. .

h) The attending emergency physician, or the provider actually treating the Enrollee, is responsible for determining when the Enrollee is sufficiently stabilized for transfer or discharge, and that determination is binding on the Contractor for payment.

3. Coverage and Payment of Post-stabilization Care Services

a) The Contractor is financially responsible for Post-stabilization Care Services furnished by a provider within or outside the Contractor's network when:

i) they are pre-approved by a Participating Provider, as authorized by the Contractor, or other authorized Contractor representative;

ii) they are not pre-approved by a Participating Provider, as authorized by the Contractor, or other authorized Contractor representative, but administered to maintain the Enrollee's stabilized condition within one (1) hour of a request to the Contractor for pre-approval of further Post-stabilization Care Services;

iii) they are not pre-approved by a Participating Provider, as authorized by the Contractor, or other authorized Contractor representative, but administered to maintain, improve or resolve the Enrollee's stabilized condition if:

A) The Contractor does not respond to a request for pre-approval within one (l)hour;

B) The Contractor cannot be contacted; or

C) The Contractor's representative and the treating physician cannot reach an agreement concerning the Enrollee's care and a plan physician is not available for consultation. In this situation, the Contractor must give the treating physician the opportunity to consult with a plan physician and the treating physician may continue with care of the patient until a plan physician is reached or one of the criteria in 3(b) is met.

iv) The Contractor must limit charges to Enrollees for Post-stabilization Care Services to an amount no greater than what the organization would charge the Enrollee if he or she had obtained the services through the Contractor.

b) The Contractor's financial responsibility to the treating emergency provider for Post-stabilization Care Services it has not pre-approved ends when:

i) A plan physician with privileges at the treating hospital assumes responsibility for the Enrollee's care;

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January 1,2007
G-4

ii) A plan physician assumes responsibility for the Enrollee's care through transfer;

iii) A Contractor representative and the treating physician reach an agreement concerning the Enrollee's care or

iv) The Enrollee is discharged.

4. Protocol for Acceptable Transfer Between Facilities

a) All relevant COBRA requirements must be met.

b) The Contractor must provide for an appropriate (as determined by the emergency department physician) transfer method/level with personnel as needed.

c) The Contractor must contact/arrange for an available, accepting physician and patient bed at the receiving institution.

d) If a patient is not transferred within eight (8) hours to an appropriate inpatient setting after the decision to admit has been made, then admission at the original facility is deemed authorized.

5. Emergency Transportation

When emergency transportation is included in the Contractor's Benefit Package, the Contractor shall reimburse the transportation provider for all emergency ambulance services without regard to final diagnosis or prudent layperson standards.

APPENDIX G
January 1,2007
G-5

APPENDIX K

PREPAID BENEFIT PACKAGE DEFINITIONS OF COVERED AND NON-COVERED SERVICES

K.1 Chart of Prepaid Benefit Package
- Medicaid Managed Care Non-SSI (MMC Non-SSI)
- Medicaid Managed Care SSI (MMC SSI)
- Medicaid Fee-for-Service (MFFS)
- Family Health Plus (FHPlus)

K.2 Prepaid Benefit Package Definitions of Covered Services

K.3 Medicaid Managed Care Definitions of Non-Covered Services

K.4 Family Health Plus Non-Covered Services

APPENDIX K
January 1, 2007

APPENDIX K

PREPAID BENEFIT PACKAGE DEFINITIONS OF COVERED AND NON-COVERED SERVICES

1. General

a) The categories of services in the Medicaid Managed Care and Family Health Plus Benefit Packages, including optional covered services, shall be provided by the Contractor to MMC Enrollees and FHPlus Enrollees, respectively, when medically necessary under the terms of this Agreement. The definitions of covered and non-covered services herein are in summary form; the full description and scope of each covered service as established by the New York Medical Assistance Program are set forth in the applicable NYS Medicaid Provider Manual, except for the Eye Care and Vision benefit for FHPlus Enrollees which is described in Section 19 of Appendix K.2.

b) All care provided by the Contractor, pursuant to this Agreement, must be provided, arranged, or authorized by the Contractor or its Participating Providers with the exception of most behavioral health services to SSI or SSI related beneficiaries, and emergency services, emergency transportation. Family Planning and Reproductive Health services, mental health and chemical dependence assessments (one (1) of each per year), court ordered services, and services provided by Local Public Health Agencies as described in Section 10 of this Agreement.

c) This Appendix contains the following sections:

i) K.1 - "Chart of Prepaid Benefit Package" lists the services provided by the Contractor to all Medicaid Managed Care Non-SSI Enrollees, Medicaid Managed Care SSI Enrollees, Medicaid fee-for-service coverage for carved out and wraparound benefits, and Family Health Plus Enrollees.

ii) K.2 - "Prepaid Benefit Package Definitions Of Covered Services" describes the covered services, as numbered in K.I. Each service description applies to both MMC and FHPlus Benefit Package unless otherwise noted.

iii) K.3 - "Medicaid Managed Care Definitions of Non-Covered Services" describes services that are not covered by the MMC Benefit Package. These services are covered by the Medicaid fee-for-service program unless otherwise noted.

iv) K.4 - "Family Health Plus Non-Covered Services" lists the services that are not covered by the FHPlus Benefit Package. There is no Medicaid fee-for-service coverage available for any service outside of the FHPlus Benefit Package.

APPENDIX K
January 1, 2007

K.1
PREPAID BENEFIT PACKAGE

*	Covered Services	MMC Non-SSI	MMC SSI	MFFS	FHPlus**
1.	Inpatient Hospital Services	Covered, unless admit date precedes Effective Date of Enrollment [see § 6.8 of this Agreement]	Covered, unless admit date precedes Effective Date of Enrollment [see § 6.8 of this Agreement]	Stay covered only when admit date precedes Effective Date of Enrollment [see §6.8 of this Agreement]	Covered, unless admit date precedes Effective Date of Enrollment [see §6.8 of this Agreement]
2.	Inpatient Stay Pending Alternate Level of Medical Care	Covered	Covered		Covered
3.	Physician Services	Covered	Covered		Covered
4.	Nurse Practitioner Services	Covered	Covered		Covered
5.	Midwifery Services	Covered	Covered		Covered
6.	Preventive Health Services	Covered	Covered		Covered
7.	Second Medical/Surgical Opinion	Covered	Covered		Covered
8.	Laboratory Services	Covered	Covered	HIV phenotypic, virtual phenotypic and genotypic drug resistance tests	Covered
9.	Radiology Services	Covered	Covered		Covered
10.	Prescription and Non-Prescription (OTC) Drugs, Medical Supplies, and Enteral Formula	Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit, except Risperdal Consta [see Appendix K.3, 2. b) xi) of this Agreement]	Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit, except Risperdal Consta [see Appendix K.3,2.b)xi)of this Agreement]	Covered outpatient drugs from the list of Medicaid reimbursable prescription drugs, subject to any applicable co-payments	Covered, may be limited to generic. Vitamins (except to treat an illness or condition), OTCs and medical supplies are not covered
11.	Smoking Cessation Products			Covered	Covered
12.	Rehabilitation Services	Covered	Covered		Covered for short term inpatient, and limited to 20 visits per calendar year for outpatient PT and OT
13.	EPSDT Services/Child Teen Health Program (C/THP)	Covered	Covered		Covered

APPENDIX K
January 1, 2007

* See K.2 for Scope of Benefits

Note: if cell is blank, there is no coverage

** No Medicaid fee-for service-wrap around is available. Subject to applicable (o-pays.

*	Covered Services	MMC Non-SSI	MMC SSI	MFFS	FHPlus **
14.	Home Health Services	Covered	Covered		Covered for 40 visits in lieu of a skilled nursing facility stay or hospitalization, plus 2 post partum home visits for high risk women
15	Private Duty Nursing Services	Covered	Covered		Not Covered
16	Hospice			Covered	Covered
17.	Emergency Services Post-Stabilization Care Services (see also Appendix G of this Agreement)	Covered Covered	Covered Covered		Covered Covered
18.	Foot Care Services	Covered	Covered		Covered
19.	Eye Care and Low Vision Services	Covered	Covered		Covered
20.	Durable Medical Equipment (DME)	Covered	Covered		Covered
21.	Audiology, Hearing Aids Services & Products	Covered except for hearing aid batteries	Covered except for hearing aid batteries	Hearing aid batteries	Covered, including hearing aid batteries
22.	Family Planning and Reproductive Health Services	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement	Covered if included in Contractor's Benefit Package as per Appendix M of Agreement	Covered pursuant to Appendix C of Agreement	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement or through the DTP Contractor
23.	Non-Emergency Transportation	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement	Covered if not included in Contractor's Benefit Package	Not covered, except for transportation to C/THP services fir 19 and 20 year olds
24	Emergency Transportation	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement	Covered if not included in Contractor's Benefit Package	Covered

APPENDIX K
January 1,2007

* See K.2 for Scope of Benefits
** No Medicaid fee-for service-wrap around is available. Subject to applicable co-pays.

Note: If cell is blank, there is no coverage.

*	Covered Services	MMC Non-SSI	MMCSSI	MFFS	FHPlus **
25.	Dental Services	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement, except orthodontia	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement, except orthodontia	Covered if not included in the Contractor's Benefit Package, Orthodontia in all instances	Covered, if included in Contractor's Benefit Package as per Appendix M of this Agreement, excluding orthodontia
26.	Court-Ordered Services	Covered, pursuant to court order (see also §10.9 of this Agreement)	Covered, pursuant to court order (see also §10.9 of this Agreement)		Covered, pursuant to court order (see also § 0.9 of this Agreement)
27.	Prosthetic/Onhotic Services/Orthopedic Footwear	Covered	Covered		Covered, except orthopedic shoes
28.	Mental Health Services	Covered		Covered for SSI Enrollees	Covered subject to calendar year benefit limit of 30 days inpatient, 60 visits outpatient, combined with chemical dependency services
29.	Detoxification Services	Covered	Covered		Covered
30.	Chemical Dependence Inpatient Rehabilitation and Treatment Services	Covered subject to stop loss		Covered for SSI recipients	Covered subject to calendar year benefit limit 30 days combined with mental health services
31	Chemical Dependence Outpatient			Covered	Covered subject to calendar year benefit limits of 60 visits combined with mental health services
32.	Experimental and/or Investigational) Treatment	Covered on a case by case basis	Covered on a case by case basis		Covered on a case by case basis
33.	Renal Dialysis	Covered	Covered		Covered
34.	Residential Health Care Facility Services (RHCF)	Covered, except for individuals in permanent placement	Covered, except for individuals in permanent placement

APPENDIX K
January 1,2007

* See K.2 for Scope of Benefits
** No Medicaid fee-for service wrap around is available. Subject to applicable co-pays.

Note: If cell is blank, there is no coverage

K.2
PREPAID BENEFIT PACKAGE DEFINITIONS OF COVERED SERVICES

Service definitions in this Section pertain to both MMC and FHPlus unless otherwise indicated.

1. Inpatient Hospital Services

Inpatient hospital services, as medically necessary, shall include, except as otherwise specified, the care, treatment, maintenance and nursing services as may be required, on an inpatient hospital basis, up to 365 days per year (366 days in leap year). Contractor will not be responsible for hospital stays that commence prior to the Effective Date of Enrollment (see Section 6.8 of this Agreement), but will be responsible for stays that commence prior to the Effective Date of Disenrollment (see Section 8.5 of this Agreement). Among other services, inpatient hospital services encompass a full range of necessary diagnostic and therapeutic care including medical, surgical, nursing, radiological, and rehabilitative services. Services are provided under the direction of a physician, certified nurse practitioner, or dentist.

2. Inpatient Stay Pending Alternate Level of Medical Care

Inpatient stay pending alternate level of medical care, or continued care in a hospital, Article 31 mental health facility, or skilled nursing facility pending placement in an alternate lower medical level of care, consistent with the provisions of 18 NYCRR § 505.20 and 10 NYCRR Part 85.

3. Physician Services

a) "Physicians' services," whether furnished in the office, the Enrollee's home, a hospital, a skilled nursing facility, or elsewhere, means services furnished by a physician:

i) within the scope of practice of medicine as defined in law by the New York State Education Department; and

ii) by or under the personal supervision of an individual licensed and currently registered by the New York State Education Department to practice medicine.

b) Physician services include the full range of preventive care services, primary care medical services and physician specialty services that fall within a physician's scope of practice under New York State law.

c) The following are also included without limitations:

APPENDIX K
January 1, 2007

i) pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit;

ii) physical examinations, including those which are necessary for employment, school, and camp;

iii) physical and/or mental health, or chemical dependence examinations of children and their parents as requested by the LDSS to fulfill its statutory responsibilities for the protection of children and adults and for children in foster care;

iv) health and mental health assessments for the purpose of making recommendations regarding a Enrollee's disability status for Federal SSI applications;

v) health assessments for the Infant /Child Assessment Program (ICHAP);

vi) annual preventive health visits for adolescents;

vii)new admission exams for school children if required by the LDSS;

viii)health screening, assessment and treatment of refugees, including completing SDOH/LDSS required forms;

ix) Child/Teen Health Program (C/THP) services which are comprehensive primary health care services provided to persons under twenty-one (21) years of age (see Section 10 of this Agreement).

4. Certified Nurse Practitioner Services

a) Certified nurse practitioner services include preventive services, the diagnosis of illness and physical conditions, and the performance of therapeutic and corrective measures, within the scope of the certified nurse practitioner's licensure and collaborative practice agreement with a licensed physician in accordance with the requirements of the NYS Education Department.

b) The following services are also included in the certified nurse practitioner's scope of services, without limitation:

i) Child/Teen Health Program(C/THP) services which are comprehensive primary health care services provided to persons under twenty-one (21) (see Item 13 of this Appendix and Section 10.4 of this Agreement);

ii) Physical examinations, including those which are necessary for employment, school and camp.

APPENDIX K
January 1,2007

5. Midwifery Services
SSA § 1905 (a)(17), Education Law § 695 l(i).

Midwifery services include the management of normal pregnancy, childbirth and postpartum care as well as primary preventive reproductive health care to essentially healthy women as specified in a written practice agreement and shall include newborn evaluation, resuscitation and referral for infants. The care may be provided on an inpatient or outpatient basis including in a birthing center or in the Enrollee's home as appropriate. The midwife must be licensed by the NYS Education Department.

6. Preventive Health Services

a) Preventive health services means care and services to avert disease/illness and/or its consequences. There are three (3) levels of preventive health services: 1) primary, such as immunizations, aimed at preventing disease; 2) secondary, such as disease screening programs aimed at early detection of disease; and 3) tertiary, such as physical therapy, aimed at restoring function after the disease has occurred. Commonly, the term "preventive care" is used to designate prevention and early detection programs rather than restorative programs.

b) The Contractor must offer the following preventive health services essential for promoting and preventing illness:

i) General health education classes.
ii) Pneumonia and influenza immunizations for at risk populations.
iii) Smoking cessation classes, with targeted outreach for adolescents and pregnant women.
iv) Childbirth education classes.
v) Parenting classes covering topics such as bathing, feeding, injury prevention, sleeping, illness prevention, steps to follow in an emergency, growth and development, discipline, signs of illness, etc.
vi) Nutrition counseling, with targeted outreach for diabetics and pregnant women. vii) Extended care coordination, as needed, for pregnant women. viii)HIV counseling and testing.

7. Second Medical/Surgical Opinions

The Contractor will allow Enrollees to obtain second opinions for diagnosis of a condition, treatment or surgical procedure by a qualified physician or appropriate specialist, including one affiliated with a specialty care center, m the event that the Contractor determines that it does not have a Participating Provider in its network with appropriate training and experience qualifying the Participating Provider to provide a second opinion, the Contractor shall make a referral to an appropriate Non-Participating Provider. The Contractor shall pay for the cost of the services associated with obtaining a second opinion regarding medical or surgical care, including diagnostic and evaluation services, provided by the Non-Participating Provider.

APPENDIX K
January 1, 2007

8. Laboratory Services
18 NYCRR § 505.7(a)

a) Laboratory services include medically necessary tests and procedures ordered by a qualified medical professional and listed in the Medicaid fee schedule for laboratory services.

b) All laboratory testing sites providing services under this Agreement must have a permit issued by the New York State Department of Health and a Clinical Laboratory Improvement Act (CLIA) certificate of waiver, a physician performed microscopy procedures (PPMP) certificate, or a certificate of registration along with a CLIA identification number. Those laboratories with certificates of waiver or a PPMP certificate may perform only those specific tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory tests for which they have been certified. Physicians providing laboratory testing may perform only those specific limited laboratory procedures identified in the Physician's NYS Medicaid Provider Manual.

c) For MMC only: coverage for HIV phenotypic, HP/ virtual phenotypic and HIV genotypic drug resistance tests are covered by Medicaid fee-for-service.

9. Radiology Services
18 NYCRR § 505.17(c)(7)(d)

Radiology services include medically necessary services provided by qualified practitioners in the provision of diagnostic radiology, diagnostic ultrasound, nuclear , medicine, radiation oncology, and magnetic resonance imaging (MRI). These services may only be performed upon the order of a qualified practitioner.

10. Prescription and Non-Prescription (OTC) Drugs, Medical Supplies and Enteral Formulas

a) For Medicaid fee-for-service only: Medically necessary prescription and non-prescription (OTC) drugs, medical supplies and enteral formula are covered when' ordered by a qualified provider.

b) MMC Enrollees are covered for prescription drugs through the Medicaid fee-for-service program. Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit are covered by the MMC Program. Self-administered injectable drugs (including those administered by a family member) and injectable drugs administered during a home care visit are covered by Medicaid fee-for-service if the drug is on the list of Medicaid reimbursable prescription drugs or covered by the Contractor, subject to medical necessity, if the drug is not on the list of Medicaid reimbursable prescription drugs.

APPENDIX K
January 1, 2007

c) For Family Health Plus only:

i) Prescription drugs are covered, but may be limited to generic medications where medically acceptable. All medications used for preventive and therapeutic purposes are covered, as well as family planning or contraceptive medications or devices.

ii) Coverage includes enteral formulas for home use for which a physician or other provider authorized to prescribe has issued a written order. Enteral formulas for the treatment of specific diseases shall be distinguished from nutritional supplements taken electively. Coverage for certain inherited diseases of amino acid and organic acid metabolism shall include modified solid food products that are low-protein or which contain modified protein. Vitamins are not covered except when necessary to treat a diagnosed illness or condition.

iii) Experimental investigational drugs are generally excluded, except where approved in the course of experimental/investigational treatment.

iv) Drugs prescribed for cosmetic purposes are excluded.

v) Over-the-counter items are excluded with the exception of diabetic supplies, including insulin and smoking cessation agents. Non-prescription (OTC) drugs and medical supplies are not covered.

11. Smoking Cessation Products

a) MMC Enrollees are covered for smoking cessation products through the Medicaid fee-for-service program.

b) For Family Health Plus only: At least two courses of smoking cessation therapy per person per year, as medically necessary are covered. A course of therapy is defined as no more than a ninety (90)-day supply, (an original prescription and two (2) refills, even if less than a thirty (30)-day supply is dispensed in any fill). Duplicate e use of one agent is not allowed (i.e., same drug/same dosage form/same strength). Both prescription and over-the-counter therapies/agents are covered; this includes nicotine patches, inhalers, nasal sprays, gum, and Zyban (bupropion).

12. Rehabilitation Services
18 NYCRR§505.11

a) Rehabilitation services are provided for the maximum reduction of physical or mental disability and restoration of the Enrollee to his or her best functional level. Rehabilitation services include care and services rendered by physical therapists, speech-language pathologists and occupational therapists. Rehabilitation .services may be provided in an Article 28 inpatient or outpatient facility, an Enrollee's home in an approved home health agency, in the office of a qualified private practicing therapist or speech pathologist, or for a child in a school, pre-school or community

APPENDIX K
January 1,2007

setting, or in a Residential Health Care Facility (RHCF) as long as the Enrollee's stay is classified as a rehabilitative stay and meets the requirements for covered RHCF services as defined herein. For the MMC Program, rehabilitation services provided in Residential Health Care Facilities are subject to the stop-loss provisions specified in Section 3.13 of this Agreement. Rehabilitation services are covered as medically necessary, when ordered by the Contractor's Participating Provider.

b) For Family Health Pins only: Outpatient visits for physical and occupational therapy is limited to twenty (20) visits per calendar year. Coverage for speech therapy services is limited to those required for a condition amenable to significant clinical improvement within a two month period.

13. Early Periodic Screening Diagnosis and Treatment (EPSDT) Services Through the Child Teen Health Program (C/THP) and Adolescent Preventive Services
18 NYCRR § 508.8

Child/Teen Health Program (C/THP) is a package of early and periodic screening, including inter-periodic screens and, diagnostic and treatment services that New York State offers all Medicaid eligible children under twenty-one (21) years of age. Care and services shall be provided in accordance with the periodicity schedule and guidelines developed by the New York State Department of Health. The care includes necessary health care, diagnostic services, treatment and other measures (described in 1905(a) of the Social Security Act) to correct or ameliorate defects, and physical and mental illnesses and conditions discovered by the screening services (regardless of whether the service is otherwise included in the New York State Medicaid Plan). The package of services includes administrative services designed to assist families obtain services for children including outreach, education, appointment scheduling, administrative case management and transportation assistance.

14. Home Health Services
18 NYCRR § 505.23(a)(3)

a) Home health care services are provided to Enrollees in their homes by home health agency certified under Article 36 of the PHL (Certified Home Health Agency - CHHA). Home health services mean the following services when prescribed by a Provider and provided to a Enrollee in his or her home:

i) Nursing services provided on a part-time or intermittent basis by a CHHA or, if there is no CHHA that services the county/district, by a registered professional nurse or a licensed practical nurse acting under the direction of the Enrollee’s PCP;

ii) Physical therapy, occupational therapy, or speech pathology and audiology services; and

iii) home health services provided by a person who meets the training requirements of the SDOH, is assigned by a registered professional nurse to provide home health aid services in accordance with the Enrollee's plan of care, and is supervised by a registered professional nurse from a CHHA or if the contractor has no CHHA available, a registered nurse, or therapist.

APPENDIX K
January 1, 2007
K-ll

b) Personal care tasks performed by a home health aide incidental to a certified home health care agency visit, and pursuant to an established care plan, are covered.

c) Services include care rendered directly to the Enrollee and instructions to his/her family or caretaker such as teacher or day care provider in the procedures necessary for the Enrollee's treatment or maintenance.

d) The Contractor must provide up to two (2) post partum home visits for high risk infants and/or high risk mothers, as well as to women with less than a forty- eight (48) hour hospital stay after a vaginal delivery or less than a ninety-six (96) hour stay after a cesarean delivery. Visits must be made by a qualified health professional (minimum qualifications being an RN with maternal/child health background), the first visit to occur within forty-eight (48) hours of discharge.

e) For Family Health Plus only: coverage is limited to forty (40) home health care visits per calendar year in lieu of a skilled nursing facility stay or hospitalization. Post partum home visits apply only to high risk mothers. For the purposes of this Section, visit is defined as the delivery of a discreet service (e.g. nursing, OT, PT, ST, audiology or home health aide). Four (4) hours of home health aide services equals one visit.

15. Private Duty Nursing Services - For MMC Program Only

a) Private duty nursing services shall be provided by a person possessing a license and current registration from the NYS Education Department to practice as a registered professional nurse or licensed practical nurse. Private duty nursing services, must be provided in the MMC Enrollee's home and can be provided through an improved certified home health agency, a licensed home care agency, or a private Practitioner.

b) Private duty nursing services are covered only when determined by the intending physician to be medically necessary. Nursing services may be intermittent, part-time or continuous and must be provided in an Enrollee's home in accordance with the ordering physician's or certified nurse practitioner's written treatment plan.

16. Hospice Services

a) Hospice Services means a coordinated hospice program of home and inpatient services which provide non-curative medical and support services for Enrollees certified by a physician to be terminally ill with a life expectancy of six (6) months or less.

b) Hospice services include palliative and supportive care provided to an Enrollee to meet the special needs arising out of physical, psychological, spiritual, social and economic stress which are experienced during the final stages of illness and during dying and bereavement. Hospices must be certified under Article 40 of the New York State Public Health Law. All services must be provided by qualified employees and volunteers of the hospice or by qualified staff through contractual arrangements to the extent permitted by federal and state requirements. All services must be provided according to a written plan of care which reflects the changing needs of the Enrollee and the Enrollee's family. Family members are eligible for up to [five visits for bereavement counseling.

APPENDIX K
January 1, 2007
K-l2

c) Medicaid Managed Care Enrollees receive coverage for hospice services through me Medicaid fee-for-service program.

17. Emergency Services

a) Emergency conditions, medical or behavioral, the onset of which is sudden, manifesting itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of medical attention to result in (a) placing the health of the person afflicted with such condition in serious jeopardy, or in the case of a behavioral condition placing the health of such person or others in serious jeopardy; (b) serious impairment of such person's bodily functions; (c) serious dysfunction of any bodily organ or part of such person; or (d) serious disfigurement of such person are covered. Emergency services include health care procedures, treatments or services, needed to evaluate or stabilize an Emergency Medical Condition including, psychiatric stabilization and medical detoxification from drugs or alcohol. A medical assessment (triage) is covered for non-emergent conditions. See also Appendix G of this Agreement.

b) Post Stabilization Care Services means services related to an emergency medical condition that are provided after an Enrollee is stabilized in order to maintain the stabilized condition, or to improve or resolve the Enrollee's condition. These- services are covered pursuant to Appendix G of this Agreement.

18. Foot Care Services

a) Covered services must include routine foot care when any Enrollee's (regardless of age) physical condition poses a hazard due to the presence of localized illness, injury or symptoms involving the foot, or when performed as a necessary and integral part of otherwise covered services such as the diagnosis and treatment of diabetes, ulcers, and infections.

b) Services provided by a podiatrist for persons under twenty-one (21) must be covered upon referral of a physician, registered physician assistant, certified nurse practitioner or licensed midwife.

c) Routine hygienic care of the feet, the treatment of corns and calluses, the trimming of nails, and other hygienic care such as cleaning or soaking feet, is not covered in the absence of a pathological condition.

APPENDIX K
January 1,2007

19. Eye Care and Low Vision Services
18 NYCRR §505.6(b)(l-3) SSL §369-ee (l)(e)(xii)

a) For Medicaid Managed Care only:

i) Emergency, preventive and routine eye care services are covered. Eye care includes the services of ophthalmologists, optometrists and ophthalmic dispensers, and includes eyeglasses, medically necessary contact lenses and polycarbonate lenses, artificial eyes (stock or custom-made), low vision aids and low vision services. Eye care coverage includes the replacement of lost or destroyed eyeglasses. The replacement of a complete pair of eyeglasses must duplicate the original prescription and frames. Coverage also includes the repair, or replacement of parts in situations where the damage is the result of causes other than defective workmanship. Replacement parts must duplicate the original prescription and frames. Repairs to, and replacements of, frames and/or lenses must be rendered as needed.

ii) If the Contractor does not provide upgraded eyeglass frames or additional features (such as scratch coating, progressive lenses or photo-gray lenses) as part of its covered vision benefit, the Contractor cannot apply the cost of its covered eyeglass benefit to the total cost of the eyeglasses the enrollee wants and bill only the difference to the Enrollee. The Enrollee can choose to purchase the upgraded frames and/or additional features by paying the entire cost of the eyeglasses as a private customer. For example, if the Contractor covers standard bifocal eyeglasses and the Enrollee wants no-line bifocal eyeglasses, the Enrollee must choose between taking the standard bifocal eyeglasses or paying the full price of the no-line bifocal eyeglasses (net just the difference between the cost of the bifocal lenses and the no-line lenses). The Enrollee must be informed of this fact by the vision care provider at the time that that the glasses are ordered.

iii) Examinations for diagnosis and treatment for visual defects and/or eye disease are provided only as necessary and as required by the Enrollee's particular condition. Examinations which include refraction are limited to one every twenty four (24) months unless otherwise justified as medically necessary.

iv) Eyeglasses do not require changing more frequently than once every twenty four (24) months unless medically indicated, such as a change in correction greater than 1/2 diopter, or unless the glasses are lost, damaged, or destroyed.

v) An ophthalmic dispenser fills the prescription of an optometrist or ophthalmologist and supplies eyeglasses or other vision aids upon the order of a qualified practitioner.

vi) MMC Enrollees may self-refer to any Participating Provider of vision services (optometrist or ophthalmologist) for refractive vision services not more frequently than once every twenty four (24) months, or if otherwise justified as medically necessary or if eyeglasses are lost, damaged or destroyed as described above.

APPENDIX K
January 1,2007

b) For Family Health Plus only:
i) Covered Services include emergency vision care and the following preventive and routine vision care provided once in any twenty four (24) month period:
A) one eye examination;
B) either: one pair of prescription eyeglass lenses and a frame, or prescription contact lenses when medically necessary; and
C) one pair of medically necessary occupational eyeglasses.

ii) An ophthalmic dispenser fills the prescription of an optometrist or ophthalmologist and supplies eyeglasses or other vision aids upon the order of a qualified practitioner.

iii) FHPlus Enrollees may self-refer to any Participating Provider of vision services (optometrist or ophthalmologist) for refractive vision services not more frequently than once every twenty-four (24) months.

iv) If the Contractor does not provide upgraded frames or additional features, that the Enrollee wants (such as scratch coating, progressive lenses or photo-gray lenses) as part of its covered vision benefit, the Contractor cannot apply the cost of its covered eyeglass benefit to the total cost of the eyeglasses the Enrollee wants and bill only the difference to the Enrollee. The Enrollee can choose to purchase the upgraded frames and/or additional features by paying the entire cost of the eyeglasses as a private customer. For example, if the Contractor covers standard bifocal eyeglasses and the Enrollee wants no-line bifocal eyeglasses, the Enrollee must choose between taking the standard bifocal glasses or paying the full price for the no-line bifocal eyeglasses (not just the difference between the cost of bifocal lenses and no-line lenses). The Enrollee must be informed of the fact by the vision care provider at the time that the glasses are ordered.

v) Contact lenses are covered only when medically necessary. Contact lenses shall not be covered solely because the FHPlus Enrollee selects contact lenses in lieu of receiving eyeglasses.

vi) Coverage does not include the replacement of lost, damaged or destroyed eyeglasses.

vii) The occupational vision benefit for FHPlus Enrollees covers the cost of job-related eyeglasses if that need is determined by a Participating Provider through special testing done in conjunction with a regular vision examination. Such examination shall determine whether a special pair of eyeglasses would improve the performance of job-related activities. Occupational eyeglasses can be provided in addition to regular glasses hut are available only in conjunction with a regular vision benefit once in any twenty-four (24) month period. FHPlus Enrollees may purchase an upgraded frame or lenses for occupational eyeglasses by paying the entire cost as a private customer. Sun-sensitive and polarized lens ' options are not available for occupational eyeglasses.

APPENDIX K
January 1,2007

20. Durable Medical Equipment (DME)
18 NYCRR §505.5(a)(l) and Section 4.4 of the NYS Medicaid DME, Medical and Surgical Supplies and Prosthetic and Orthotic Appliances Provider Manual

a) Durable Medical Equipment (DME) are devices and equipment, other than medical/surgical supplies, enteral formula, and prosthetic or orthotic appliances, and have the following characteristics:

i) can withstand repeated use for a protracted period of time;
ii) are primarily and customarily used for medical purposes;
iii) are generally not useful to a person in the absence of illness or injury; and
iv) are usually not fitted, designed or fashioned for a particular individial's use. Where equipment is intended for use by only one (1) person, it may be either custom made or customized.

b) Coverage includes equipment servicing but excludes disposable medical supplies.

21. Audiology, Hearing Aid Services and Products
18 NYCRR §505.31 (a)(l)(2) and Section 4.7 of the NYS Medicaid Hearing Aid Provider Manual

a) Hearing aid services and products are provided in compliance with Article 37-A of the General Business Law when medically necessary to alleviate disability caused by the loss or impairment of hearing. Hearing aid services include: selecting, fitting and dispensing of hearing aids, hearing aid checks following dispensing of healing aids, conformity evaluation, and hearing aid repairs.

b) Audiology services include audiometric examinations and testing, hearing aid evaluations and hearing aid prescriptions or recommendations, as medically indicated.

c) Hearing aid products include hearing aids, earmolds, special fittings, and replacement parts.

d) Hearing aid batteries:

i) For Family Health Plus only: Hearing aid batteries are covered as part of the prescription drug benefit.

ii) For Medicaid Managed Care only: Hearing aid batteries are covered through the Medicaid fee-for-service program.

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22. Family Planning and Reproductive Health Care

a) Family Planning and Reproductive Health Care services means the offering, arranging and furnishing of those health services which enable Enrollees, including minors who may be sexually active, to prevent or reduce the incidence of unwanted pregnancy, as specified in Appendix C of this Agreement.

b) HIV counseling and testing is included in coverage when provided as part of a Family Planning and Reproductive Health visit.

c) All medically necessary abortions are covered, as specified in Appendix C of this Agreement.

d) Fertility' services are not covered.

e) If the Contractor excludes Family Planning and Reproductive Health services from its Benefit Package, as specified in Appendix M of this Agreement, the Contractor is required to comply with the requirements of Appendix C.3 of this Agreement and still provide the following services:

i) screening, related diagnosis, ambulatory treatment, and referral to Participating Provider as needed for dysmenorrhea, cervical cancer or other pelvic abnormality/pathology;

ii) screening, related diagnosis, and referral to Participating Provider for anemia, cervical cancer, glycosuria, proteinuria, hypertension, breast disease and , pregnancy.

23. Non-Emergency Transportation

a) Transportation expenses are covered for MMC Enrollees when transportation is essential in order for a MMC Enrollee to obtain necessary medical care and services which are covered under the Medicaid program (either as part of the Contractor's Benefit Package or by Medicaid fee-for-service). Non-emergent transportation' guidelines may be developed in conjunction with the LDSS, based on the LDSS' approved transportation plan.

b) Transportation services means transportation by ambulance, ambulette fixed wing or airplane transport, invalid coach, taxicab, livery, public transportation, or other means appropriate to the MMC Enrollee's medical condition; and a transportation attendant to accompany the MMC Enrollee, if necessary. Such services may include the transportation attendant's transportation, meals, lodging and salary; however, no salary will be paid to a transportation attendant who is a member of the MMC Enrollee's family.

c) When the Contractor is capitated for non-emergency transportation, the Contractor is also responsible for providing transportation to Medicaid covered services thai are not pant of the Contractor's Benefit Package.

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d) Non-emergency transportation is covered for FHPlus Enrollees that are nineteen (19) or twenty (20) years old and are receiving C/THP services.

e) For MMC Enrollees with disabilities, the method of transportation must reasonably accommodate their needs, taking into account the severity and nature of the disability.

24. Emergency Transportation

a) Emergency transportation can only be provided by an ambulance service including air ambulance service. Emergency ambulance transportation means the provision of ambulance transportation for the purpose of obtaining hospital services for an Enrollee who suffers from severe, life-threatening or potentially disabling conditions which require the provision of Emergency Services while the Enrollee is being transported.

b) Emergency Services means the health care procedures, treatments or services needed to evaluate or stabilize an Emergency Medical Condition including, but not limited to, the treatment of trauma, bums, respiratory, circulatory and obstetrical emergencies.

c) Emergency ambulance transportation is transportation to a hospital emergency room generated by a "Dial 911" emergency system call or some other request for an immediate response to a medical emergency. Because of the urgency of the transportation request, insurance coverage or other billing provisions are not addressed until after the trip is completed. When the Contractor is capitated for this benefit, emergency transportation via 911 or any other emergency call system is a covered benefit and the Contractor is responsible for payment. Contractor shall reimburse the transportation provider for all emergency ambulance services without regard for final diagnosis or prudent layperson standard.

25. Dental Services

a) Dental care includes preventive, prophylactic and other routine dental care, services, supplies and dental prosthetics required to alleviate a serious health condition, including one which affects employability. Orthodontic services are not covered.

b) Dental surgery performed in an ambulatory or inpatient setting is the responsibility of the Contractor whether dental services are included in the Benefit Package or not. Inpatient claims and referred ambulatory claims for dental services provided in an inpatient or outpatient hospital setting for surgery, anesthesiology. X-rays, etc. are the responsibility of the Contractor. The Contractor shall set up procedures to prior approve dental services provided in inpatient and ambulatory settings.

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c) For Medicaid Managed Care only:

i) As described in Sections 10.15 and 10.27 of this Agreement, Enrollees may self-refer to Article 28 clinics operated by academic dental centers to obtain covered dental services if dental services are included in the Benefit Package.
ii) Professional services of a dentist for dental surgery performed in an ambulatory or inpatient setting are billed Medicaid fee-for-service if the Contractor does not include dental services in the benefit package.

d) For Family Health Plus only: professional services of a dentist for dentel surgery performed in an ambulatory or inpatient setting are not covered.

26. Court Ordered Services

Court ordered services are those services ordered by a court of competent jurisdiction which are performed by or under the supervision of a physician, dentist, or other provider qualified under State law to furnish medical, dental, behavioral health (including treatment for mental health and/or alcohol and/or substance abuse or dependence), or other covered services. The Contractor is responsible for payment of those services included in the benefit package.

27. Prosthetic/Orthotic Orthopedic Footwear
Section 4.5, 4.6 and 4.7 of the NYS Medicaid DME, Medical and Surgical Supplies and Prosthetic and Orthotic Appliances Provider Manual

a) Prosthetics are those appliances or devices which replace or perform the function of , any missing part of the body. Artificial eyes are covered as part of the eye care benefit.

b) Orthotics are those appliances or devices which are used for the purpose of supporting a weak or deformed body part or to restrict or eliminate motion in a diseased or injured part of the body.

c) Medicaid Managed Care: Orthopedic Footwear means shoes, shoe modifications, or' shoe additions which are used to correct, accommodate or prevent a physical deformity or range of motion malfunction in a diseased or injured part of the ankle or foot; to support a weak or deformed structure of the ankle or foot, or to form an integral part of a brace.

28. Mental Health Services

a) Inpatient Services

All inpatient mental health services, including voluntary or involuntary admissions for mental health services. The Contractor may provide the covered benefit for medically necessary mental health inpatient services through hospitals licensed pursuant to Article 28 of the PHL.

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b) Outpatient Services

Outpatient services including but not limited to: assessment, stabilization, treatment planning, discharge planning, verbal therapies, education, symptom management, case' management services, crisis intervention and outreach services, chlozapine monitoring and collateral services as certified by the New York State Office of Mental Health (OMH). Services may be provided in-home, office or the community. Services may be provided by licensed OMH providers or by other providers of mental health services including clinical psychologists and physicians.

c) Family Health Plus Enrollees have a combined mental health/chemical dependency benefit limit of thirty (30) days inpatient and sixty (60) outpatient visits per calendar year.

d) MMC SSI Enrollees obtain all mental health services through the Medicaid fee-for-service program.

29. Detoxification Services

a) Medically Managed Inpatient Detoxification

These programs provide medically directed twenty-four (24) hour care on an inpatient basis to individuals who are at risk of severe alcohol or substance abuse withdrawal, incapacitated, a risk to self or others, or diagnosed with an acute physical or mental co-morbidity. Specific services include, but are not limited to: medical management, bio-psychosocial assessments, stabilization of medical psychiatric / psychological problems, individual and group counseling, level of care determinations and referral and linkages to other services as necessary. Medically Managed Detoxification Services are provided by facilities licensed by OASAS under Title 14 NYCRR § 816.6 and the Department of Health as a general hospital pursuant to Article 28 of the Public Health Law or by the Department of Health as a general hospital pursuant to Article 28 of the Public Health Law.

b) Medically Supervised Withdrawal

i) Medically Supervised Inpatient Withdrawal

These programs offer treatment for moderate withdrawal on an inpatient basis. Services must include medical supervision and direction under the supervision of a physician in the treatment for moderate withdrawal. Specific services must include, but are not limited to: medical assessment within twenty four (24) hours of admission; medical supervision of intoxication and withdrawal conditions; bio-psychosocial assessments; individual and group counseling and linkages to other services as necessary. Maintenance on methadone while a patient is being treated for withdrawal from other substances may be provided where the provider is appropriately authorized. Medically Supervised Inpatient Withdrawal services are provided by facilities licensed under Title 14 NYCRR § 816.7.

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ii) Medically Supervised Outpatient Withdrawal

These programs offer treatment for moderate withdrawal on an outpatient basis. Required services include, but are not limited to: medical supervision of intoxication and withdrawal conditions; bio-psychosocial assessments; individual and group counseling; level of care determinations; discharge planning; and referrals to appropriate services. Maintenance on methadone while a patient is being treated for withdrawal from other substances may be provided where the provider is appropriately authorized. Medically Supervised Outpatient Withdrawal services are provided by facilities licensed under Title 14 NYCRR §816.7.

c) For Medicaid Managed Care only: all detoxification and withdrawal services are a covered benefit for all Enrollees, including those categorized as SSI or Sill-related. Detoxification Services in Article 28 inpatient hospital facilities are subject to the inpatient hospital stop-loss provisions specified in Section 3.11 of this Agreement.

30. Chemical Dependence Inpatient Rehabilitation and Treatment Services

a) Services provided include intensive management of chemical dependence symptoms and medical management of physical or mental complications from chemical dependence to clients who cannot be effectively served on an outpatient basis and who are not in need of medical detoxification or acute care. These services can be provided in a hospital or free-standing facility. Specific services can include, but are not limited to: comprehensive admission evaluation and treatment planning individual group, and family counseling; awareness and relapse prevention; education about self-help groups; assessment and referral services; vocational and educational assessment; medical and psychiatric consultation; food and housing; and HIV and AIDS education. These services may be provided by facilities licensed by the New York State Office of Alcoholism and Substance Abuse Services (OASAS) to provide Chemical Dependence Inpatient Rehabilitation and Treatment Services under Title 14 NYCRR Part 818. Maintenance on methadone while a patient is being treated for withdrawal from other substances may be provided where the provider is appropriately authorized.

b) Family Health Plus Enrollees have a combined mental health/chemical dependency benefit limit of thirty (30) days inpatient and sixty (60) outpatient visits per calendar year.

31. Outpatient Chemical Dependency Services

a) Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs

Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs are licensed under Title 14 NYCRR Part 822 and provide chemical dependence outpatient treatment to individuals who suffer from chemical abuse or dependence and their family members or significant others.

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b) Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs

Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs provide full or half-day services to meet the needs of a specific target population of chronic alcoholic persons who need a range of services which are different from those typically provided in an alcoholism outpatient clinic. Programs are licensed by as Chemical Dependence Outpatient Rehabilitation Programs under Title 14 NYCRR §822.9.

c) Outpatient Chemical Dependence for Youth Programs

Outpatient Chemical Dependence for Youth Programs (OCDY) licensed under Tide 14 NYCRR Part 823, establishes programs and service regulations for OCDY programs. OCDY programs offer discrete, ambulatory clinic services to chemically-dependent youth in a treatment setting that supports abstinence from chemical dependence (including alcohol and substance abuse) services.

d) Medicaid Managed Care Enrollees access outpatient chemical dependency services through the Medicaid fee-for-service program.

32. Experimental or Investigational Treatment

a) Experimental and investigational treatment is covered on a case by case basis.

b) Experimental or investigational treatment for life-threatening and/or disabling illnesses may also be considered for coverage under the external appeal process pursuant to the requirements of Section 4910 of the PHL under the following conditions:

i) The Enrollee has had coverage of a health care service denied on the basis that such service is experimental and investigational, and

ii) The Enrollee's attending physician has certified that the Enrollee has a life-threatening or disabling condition or disease;

A) for which standard health services or procedures have been ineffective or would be medically inappropriate, or

B) for which there does not exist a more beneficial standard health service or procedure covered by the Contractor, or

C) for which there exists a clinical trial, and

iii) The Enrollee's provider, who must be a licensed, board-certified or board-eligible physician, qualified to practice in the area of practice appropriate to treat the Enrollee's life-threatening or disabling condition or disease, must have recommended either:

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A) a health service or procedure that, based on two (2) documents from the available medical and scientific evidence, is likely to be more beneficial to the Enrollee than any covered standard health service or procedure; or

B) a clinical trial for which the Enrollee is eligible; and

iv) The specific health service or procedure recommended by the attending physician would otherwise be covered except for the Contractor's determination that the health service or procedure is experimental or investigational.

33. Renal Dialysis

Renal dialysis may be provided in an inpatient hospital setting, in an ambulatory care facility, or in the home on recommendation from a renal dialysis center.

34. Residential Health Care Facility (RHCF) Services - For MMC Program Only

a) Residential Health Care Facility (RHCF) Services means inpatient nursing home services provided by facilities licensed under Article 28 of the New York State Public Health Law, including AIDS nursing facilities. Covered services includes the following health care services: medical supervision, twenty-four (24) hour per day nursing care, assistance with the activities of daily living, physical therapy, occupational therapy, and speech/language pathology services and other services as specified in the New York State Health Law and Regulations for residential health care facilities and AIDS nursing facilities. These services should be provided to an MMC Enrollee:

i) Who is diagnosed by a physician as having one or more clinically determined illnesses or conditions that cause the MMC Enrollee to be so incapacitated, sick, invalid, infirm, disabled, or convalescent as to require at least medical and nursing care; and

ii) Whose assessed health care needs, in the professional judgment of the MMC Enrollee's physician or a medical team:

A) do not require care or active treatment of the MMC Enrollee in a general or special hospital;

B) cannot be met satisfactorily in the MMC Enrollee's own home or home substitute through provision of such home health services, including medical and other health and health-related services as are available in or near his or her community; and

C) cannot be met satisfactorily in the physician's office, a hospital clinic, or other ambulatory care setting because of the unavailability of medical or other health and health-related services for the MMC Enrollee in such setting in or near his or her community.
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b) The Contractor is also responsible for respite days and bed hold days authorized by the Contractor.

c) The Contractor is responsible for all medically necessary and clinically appropriate inpatient Residential Health Care Facility services authorized by the Contractor up to a sixty (60) day calendar year stop-loss for MMC Enrollees who are not in Permanent Placement Status as determined by LDSS.

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K.3

Medicaid Managed Care Prepaid Benefit Package Definitions of Non-Covered Services

The following services are excluded from the Contractor's Benefit Package, but are covered, in most instances, by Medicaid fee-for-service:

1. Medical Non-Covered Services

a) Personal Care Agency Services

i) Personal care services (PCS) are the provision of some or total assistance with personal hygiene, dressing and feeding; and nutritional and environmental support (meal preparation and housekeeping). Such services must be essential to the maintenance of the Enrollee's health and safety in his or her own home. The service has to be ordered by a physician, and there has to be a medical need for the service. Licensed home care services agencies, as opposed to certified home health agencies, are me primary providers of PCS. Enrollee's receiving PCS have to have a stable medical condition and are generally expected to be in receipt of such services for an extended period of time (years).

ii) Services rendered by a personal care agency which are approved by the LDSS are not covered under the Benefit Package. Should it be medically necessary for the PCP to order personal care agency services, the PCP (or the Contractor on the physician's behalf) must first contact the Enrollee's LDSS contact person for personal care. The district will determine the Enrollee's need for personal care agency services and coordinate with the personal care agency to develop a plan of care.

b) Residential Health Care Facilities (RHCF)

Sen-vices provided in a Residential Health Care Facility (RHCF) to an individual who, is determined by the LDSS to be in Permanent Status are not covered.

c) Hospice Program

i) Hospice is a coordinated program of home and inpatient care that provides non-curative medical and support services for persons certified by a physician to be terminally ill with a life expectancy of six (6) months or less. Hospice programs provide patients and families with palliative and supportive care to meet the special needs arising out of physical, psychological, spiritual, social and economic stresses which are experienced during the final stages of illness and during dying and bereavement.

ii) Hospices are organizations which must be certified under Article 40 of the PHL. All services must be provided by qualified employees and volunteers of the

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hospice or by qualified staff through contractual arrangements to tile extent permitted by federal and state requirements. All services must be provided according to a written plan of care which reflects the changing needs of the patient/family.

iii) If an Enrollee becomes terminally ill and receives Hospice Program services he or she may remain enrolled and continue to access the Contractor's Benefit Package while Hospice costs are paid for by Medicaid fee-for-service.

d) Prescription and Non-Prescription (OTC) Drugs, Medical Supplies, and Enteral Formula

Coverage for drugs dispensed by community pharmacies, over the counter drugs, medical/surgical supplies and enteral formula are not included in the Benefit Package and will be paid for by Medicaid fee-for-service. Medical/surgical supplies :ire items other than drugs, prosthetic or orthotic appliances, or DME which have beer, ordered by a qualified practitioner in the treatment of a specific medical condition and which are: consumable, non-reusable, disposable, or for a specific rather than incidental purpose, and generally have no salvageable value (e.g. gauze pads, bandages and diapers). Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit are covered.

2. Non-Covered Behavioral Health Services

a) Chemical Dependence Services

i) Outpatient Rehabilitation and Treatment Services

A) Methadone Maintenance Treatment Program (MMTP)

Consists of drug detoxification, drug dependence counseling, and rehabilitation services which include chemical management of the patient with methadone. Facilities that provide methadone maintenance treatment do so as their principal mission and are certified by OASAS under 14 NYCRR  Part 828.

B) Medically Supervised Ambulatory chemical Dependence Outpatient Clinic Programs

Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs are licensed under Title 14 NYCRR Part 822 and provide Chemical dependence outpatient treatment to individuals who suffer from chemical abuse or dependence and their family members or significant others.

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C) Medically Supervised Chemical . Dependence Outpatient Rehabilitation Programs

Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs provide full or half-day services to meet the needs of ,1 specific target population of chronic alcoholic persons who need a range of services which are different from those typically provided in an alcoholism outpatient clinic. Programs are licensed by as Chemical Dependence Outpatient Rehabilitation Programs under Title 14 NYCRR § 822.9.

D) Outpatient Chemical Dependence for Youth Programs

Outpatient Chemical Dependence for Youth Programs (OCDY) licensed under Title 14 NYCRR Part 823, establishes programs and service regulations for OCDY programs. OCDY programs offer discrete, ambulatory clinic services to chemically-dependent youth in a treatment setting that supports abstinence from chemical dependence (including alcohol and substance abuse) services.

ii) Chemical Dependence Services Ordered by the LDSS

A) The Contractor is not responsible for the provision and payment of Chemical Dependence Inpatient Rehabilitation and Treatment Services ordered by the LDSS and provided to Enrollees who have:

I) been assessed as unable to work by the LDSS and are mandated to receive Chemical Dependence Inpatient Rehabilitation and Treatment Services as a condition of eligibility for Public Assistance or Medicaid, or

II) have been determined to be able to work with limitations (work limited) and are simultaneously mandated by the LDSS into Chemical Dependence Inpatient Rehabilitation and Treatment Services (including alcohol and substance abuse treatment services) pursuant to work activity requirements.

B) The Contractor is not responsible for the provision and payment of Medically Supervised Inpatient and Outpatient Withdrawal Services ordered by the LDSS under Welfare Reform (as indicated by Code 83).

C) The Contractor is responsible for the provision and payment of Medically Managed Detoxification Services in this Agreement

D) If the Contractor is already providing an Enrollee with Chemical Dependence Inpatient Rehabilitation and Treatment Services and Detoxification Services and the LDSS is satisfied with the level of care and services, then the Contractor will continue to be responsible for the provision and payment of these services.

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b) Mental Health Services

i) Intensive Psychiatric Rehabilitation Treatment Programs (BPRT)

A time limited active psychiatric rehabilitation designed to assist a patient in forming and achieving mutually agreed upon goals in living, learning, working and social environments, to intervene with psychiatric rehabilitative technologies to overcome functional disabilities. IPRT services are certified by OMH under 14 NYCRR Part 587.

ii) Day Treatment

A combination of diagnostic, treatment, and rehabilitative procedures which, through supervised and planned activities and extensive client-staff interaction, provides the services of the clinic treatment program, as well as social training, task and skill training and socialization activities. Services are expected to be of six (6) months duration. These services are certified by OMH under 14 NYCRR Pan 587.

iii) Continuing Day Treatment

Provides treatment designed to maintain or enhance current levels of functioning and skills, maintain community living, and develop self-awareness and self-esteem. Includes: assessment and treatment planning; discharge planning; medication therapy; medication education; case management; health screening and referral; rehabilitative readiness development; psychiatric rehabilitative readiness determination and referral; and symptom management. These services are certified by OMH under 14 NYCRR Part 587.

iv) Day Treatment Programs Serving Children

Day treatment programs are characterized by a blend of mental health and special education services provided in a fully integrated program. Typically these programs include: special education in small classes with an emphasis on individualized instruction, individual and group counseling, family services such as family counseling, support and education, crisis intervention, interpersonal skill development, behavior modification, art and music therapy.

v) Home and Community Based Services Waiver for Seriously Emotionally Disturbed Children

This waiver is in select counties for children and adolescents who would otherwise be admitted to an institutional setting if waiver services were not provided. The services include individualized care coordination, respite family support, intensive in-home skill building, and crisis response.

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vi) Case Management

The target population consists of individuals who are seriously and persistently mentally ill (SPMI), require intensive, personal and proactive intervention to help them obtain those services which will permit functioning in the community and either have symptomology which is difficult to treat in the existing mental health care system or are unwilling or unable to adapt to the existing mental health care system. Three case management models are currently operated pursuant to an agreement with OMH or a local governmental unit, and receive Medicaid reimbursement pursuant to 14 NYCRR Part 506. Please note: See generic definition of Comprehensive Medicaid Case Management (CMCM) under Item 3 - "Other Non-Covered Services".

vii) Partial Hospitalization

Provides active treatment designed to stabilize and ameliorate acute systems, serves as an alternative to inpatient hospitalization, or reduces the length of a hospital stay within a medically supervised program by providing the following: assessment and treatment planning; health screening and referral; symptom management; medication therapy; medication education; verbal therapy; case management; psychiatric rehabilitative readiness determination and referral and crisis intervention. These services are certified by OMH under NYCRR Part 587.

viii) Services Provided Through OMH Designated Clinics for Children With A Diagnosis of Serious Emotional Disturbance (SED)

These are services provided by designated OMH clinics to children and adolescents with a clinical diagnosis of SED.

ix) Assertive Community Treatment (ACT)

ACT is a mobile team-based approach to delivering comprehensive and flexible treatment, rehabilitation, case management and support services to individuals in their natural living setting. ACT programs deliver integrated services to recipients and adjust services over time to meet the recipient's goals and changing needs; are operated pursuant to approval or certification by OMH; and receive Medicaid reimbursement pursuant to 14 NYCRR Part 508.

x) Personalized Recovery Oriented Services (PROS)

PROS, licensed and reimbursed pursuant to 14 NYCRR Part 512, are designed to assist individuals in recovery from the disabling effects of mental illness through the coordinated delivery of a customized array of rehabilitation, treatment, and support services in traditional settings and in off-site locations. Specific components of PROS include Community Rehabilitation and Support, Intensive Rehabilitation, Ongoing Rehabilitation and Support and Clinical Treatment.

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xi) Risperdal Consta, an injectable mental health drug used for management of patients with schizophrenia, furnished as part of a clinic or office visit.

c) Rehabilitation Services Provided to Residents of OMH Licensed Community Residences (CRs) and Family Based Treatment Programs, as follows:

i) OMH Licensed CRs*

Rehabilitative services in community residences are interventions, therapies and activities which are medically therapeutic and remedial in nature, and are medically necessary for the maximum reduction of functional and adaptive behavior defects associated with the person's mental illness.

ii) Family-Based Treatment*

Rehabilitative services in family-based treatment programs are intended to provide treatment to seriously emotionally disturbed children and youth to promote their successful functioning and integration into the natural family, community, school or independent living situations. Such services are provided in consideration of a child's developmental stage. Those children determined eligible for admission are placed in surrogate family homes for :are and treatment.

* These services are certified by OMH under 14 NYCRR § 586.3, Part 594 and Part 595.

d) Office of Mental Retardation and Developmental Disabilities (OMRDD) Services

i) Long Term Therapy Services Provided by Article 16-Clinic Treatment: Facilities or Article 28 Facilities

These services are provided to persons with developmental disabilities including medical or remedial services recommended by a physician or other licensed practitioner of the healing arts for a maximum reduction of the effects of physical or mental disability and restoration of the person to his or her best possible functional level. It also includes the fitting, training, and modification of assistive devices by licensed practitioners or trained others under their direct supervision. Such services are designed to ameliorate or limit the disabling condition, and to allow the person to remain in or move to, the least restrictive residential and/or day setting. These services are certified by OMRDD under 14 NYCRR Part 679 (or they are provided by Article 28 Diagnostic and Treatment Centers that are explicitly designated by the SDOH as serving primarily persons with developmental disabilities). If care of this nature is provided in facilities other than Article 28 or Article 16 centers, it is a covered service.

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ii) Day Treatment

A planned combination of diagnostic, treatment and rehabilitation services provided to developmentally disabled individuals in need of a broad range of services, but who do not need intensive twenty-four (24) hour care and medical supervision. The services provided as identified in the comprehensive assessment may include nutrition, recreation, self-care, independent living, therapies, nursing, and transportation services. These services are generally provided in ICF or a comparable setting. These services are certified by OMRDD'under 14 NYCRR Part 690.

iii) Medicaid Service Coordination (MSC)

Medicaid Service Coordination (MSC) is a Medicaid State Plan service provided by OMRDD which assists persons with developmental disabilities and mental retardation to gain access to necessary services and supports appropriate to the needs of the needs of the individual. MSC is provided by qualified service coordinators and uses a person centered planning process in developing, implementing and maintaining an Individualized Service Plan (ISP) with and for a person with developmental disabilities and mental retardation. MSC promotes the concepts of a choice, individualized services and consumer satisfaction MSC is provided by authorized vendors who have a contract with OMRDD, and who are paid monthly pursuant to such contract. Persons who receive MSC must not permanently reside in an ICF for persons with developmental disabilities, a developmental center, a skilled nursing facility or any other hospital or Medical Assistance institutional setting that provides service coordination. They must also not concurrently be enrolled in any other comprehensive Medicaid long term service coordination program/service including the Care at Home Waiver. Please note: See generic definition of Comprehensive Medicaid Case Management (CMCM) under Item 3 "Other Non-Covered Services."

iv) Home And Community Based Services Waivers (HCBS)

The Home and Community-Based Services Waiver serves persons with developmental disabilities who would otherwise be admitted to an ICF/MR if waiver services were not provided. HCBS waivers services include residential habilitation, day habilitation, prevocational, supported work, respite, adaptive devices, consolidated supports and services, environmental modifications, family education and training, live-in caregiver, and plan of care support services. These services are authorized pursuant to a SSA § 1915(c) waiver from DHHS.

v) Services Provided Through the Care At Home Program (OMRDD)

The OMRDD Care at Home III, Care at Home IV, and Care at Home VI waivers, serve children who would otherwise not be eligible for Medicaid because of their parents' income and resources, and who would otherwise be eligible for an ICF/MR level of care. Care at Home waiver services include service

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coordination, respite and assistive technologies. Care at Home waiver services are authorized pursuant to a SSA § 1915(c) waiver from DHHS.

3. Other Non-Covered Services

a) The Early Intervention Program (EIP) - Children Birth to Two (2) Years of Age

i) This program provides early intervention services to certain children, from birth through two (2) years of age, who have a developmental delay or a diagnosed physical or mental condition that has a high probability of resulting in developmental delay. All managed care providers must refer infants and toddlers suspected of having a delay to the local designated Early Intervention agency in their area. (In most municipalities, the County Health Department is the designated agency, except: New York City - the Department of Health and Mental Hygiene; Erie County - The Department of Youth Services; Jefferson County -the Office of Community Services; and Ulster County - the Department of Social Services).

ii) Early intervention services provided to this eligible population are categorized as Non-Covered. These services, which are designed to meet the developmental needs of the child and the needs of the family related to enhancing the child's development, will be identified on eMedNY by unique rate codes by which only the designated early intervention agency can claim reimbursement. Contractor covered and authorized services will continue to be provided by the Contractor. Consequently, the Contractor, through its Participating Providers, will be expected to refer any enrolled child suspected of having a developmental delay to , the locally designated early intervention agency in their area and participate in the development of the Child's Individualized Family Services Plan (EFSP). Contractor's participation in the development of the IFSP is necessary in order to coordinate the provision of early intervention services and services covered by the Contractor.

iii) SDOH will instruct the locally designated early intervention agencies on how to identify an Enrollee and the need to contact the Contractor or the Participating  Provider to coordinate service provision.

b) Preschool Supportive Health Services-Children Three (3) Through Pour (4) Years of Age

i) The Preschool Supportive Health Services Program (PSHSP) enables counties and New York City to obtain Medicaid reimbursement for certain educationally related medical services provided by approved preschool special education programs for young children with disabilities. The Committee on Preschool Special Education in each school district is responsible for the development of an Individualized Education Program (IEP) for each child evaluated in need of special education and medically related health services.

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ii) PSHSP services rendered to children three (3) through four (4) years of age in conjunction with an approved EEP are categorized as Non-Covered.

iii) The PSHSP services will be identified on eMedNY by unique rate code; through which only counties and New York City can claim reimbursement. In addition, a limited number of Article 28 clinics associated with approved pre-school programs are allowed to directly bill Medicaid fee-for-service for these services. Contractor covered and authorized services will continue to be provided by the Contractor.

c) School Supportive Health Services-Children Five (5) Through Twenty-One (21) Years of Age

i) The School Supportive Health Services Program (SSHSP) enables school districts to obtain Medicaid reimbursement for certain educationally related medical services provided by approved special education programs for children with disabilities. The Committee on Special Education in each school district is responsible for the development of an Individualized Education Program (IEP) for each child evaluated in need of special education and medically related services.

ii) SSHSP services rendered to children five (5) through twenty-one (21) years of age in conjunction with an approved IEP are categorized as Non-Covered.

iii) The SSHSP services are identified on eMedNY by unique rate codes through which only school districts can claim Medicaid reimbursement. Contractor covered and authorized services will continue to be provided by the Contractor.

d) Comprehensive Medicaid Case Management (CMCM)

A program which provides "social work" case management referral services to a targeted population (e.g.: pregnant teens, mentally ill). A CMCM case manager will assist a client in accessing necessary services in accordance with goals contained in a written case management plan. CMCM programs do not provide services directly, but refer to a wide range of service Providers. Some of these services are: medical, social, psycho-social, education, employment, financial, and mental health. CMCM referral to community service agencies and/or medical providers requires tie case manager to work out a mutually agreeable case coordination approach with the agency/medical providers. Consequently, if an Enrollee of the Contractor is participating in a CMCM program, the Contractor must work collaboratively with the CMCM case manager to coordinate the provision of services covered by the Contractor. CMCM programs will be instructed on how to identify a managed care Enrollee on EMEVS and informed on the need to contact the Contractor to coordinate service provision.

e) Directly Observed Therapy for Tuberculosis Disease

Tuberculosis directly observed therapy (TB/DOT) is the direct observation of oral ingestion of TB medications to assure patient compliance with the physician's

APPENDIX K
January 1,2007

prescribed medication regimen. While the clinical management of tuberculosis is included in the Benefit Package, TB/DOT where applicable, can be billed directly to eMedNY by any SDOH approved Medicaid fee-for-service TB/DOT Provider. The Contractor remains responsible for communicating, cooperating and coordinating clinical management of TB with the TB/DOT Provider.

f) AIDS Adult Day Health Care

Adult Day Health Care Programs (ADHCP) are programs designed to assist individuals with HIV disease to live more independently in the community or eliminate the need for residential health care services. Registrants in ADHCP require a greater range of comprehensive health care services than can be provided in any single setting, but do not require the level of services provided in a residential health care setting. Regulations require that a person enrolled in an ADHCP must require at least three (3) hours of health care delivered on the basis of at least one (1) visit per week. While health care services are broadly defined in this setting to include general medical care, nursing care, medication management, nutritional services, rehabilitative services, and substance abuse and mental health services, the latter two (2) cannot be the sole reason for admission to the program. Admission criteria must include, at a minimum, the need for general medical care and nursing services.

g) HIV COBRA Case Management

The HP/ COBRA (Community Follow-up Program) Case Management Program is a program that provides intensive, family-centered case management and community follow-up activities by case managers, case management technicians, and community follow-up workers. Reimbursement is through an hourly rate billable to Medicaid. Reimbursable activities include intake, assessment, reassessment, service plan development and implementation, monitoring, advocacy, crisis intervention, exit planning, and case specific supervisory case-review conferencing.

h) Adult Day Health Care

i) Adult Day Health Care means care and services provided to a registrant in a  residential health care facility or approved extension site under the medical direction of a physician and which is provided by personnel of the adult day health care program in accordance with a comprehensive assessment of care needs and individualized health care plan, ongoing implementation and coordination of the health care plan, and transportation.

ii) Registrant means a person who is a nonresident of the residential health care facility who is functionally impaired and not homebound and who requires certain preventive, diagnostic, therapeutic, rehabilitative or palliative items or services provided by a general hospital, or residential health care facility; and whose assessed social and health care needs, in the professional judgment of the physician of record, nursing staff, Social Services and other professional personnel of the adult day health care program can be met in while or in part satisfactorily by delivery of appropriate services in such program.

APPENDIX K
January 1,2007

i) Personal Emergency Response Services (PERS)

Personal Emergency Response Services (PERS) are not included in the Benefit Package. PERS are covered on a fee-for-service basis through contracts between the LDSS and PERS vendors.

j) School-Based Health Centers

A School-Based Health Center (SBHC) is an Article 28 extension clinic that islocated in a school and provides students with primary and preventive physical andmental health care services, acute or first contact care, chronic care, and referral as needed. SBHC services include comprehensive physical and mental health histories and assessments, diagnosis and treatment of acute and chronic illnesses, screenings (e.g., vision, hearing, dental, nutrition, TB), routine management of chronic diseases (e.g., asthma, diabetes), health education, mental health counseling and/or referral, immunizations and physicals for working papers and sports.

APPENDIX K
January 1,2007

K.4

Family Health Plus Non-Covered Services

1. Non-Emergent Transportation Services (except for 19 and 20 year olds receiving C/THP

Services)
2. Personal Care Agency Services
3. Private Duty Nursing Services
4. Long Term Care - Residential Health Care Facility Services
5. Non-Prescription (OTC) Drugs and Medical Supplies
6. Alcohol and .Substance Abuse (ASA) Services Ordered by the LDSS
7. Office of Mental Health/ Office of Mental Retardation and Developmental Disabilities Services
8. School Supportive Health Services
9. Comprehensive Medicaid Case Management (CMCM)
10. Directly Observed Therapy for Tuberculosis Disease
11. AIDS Adult Day Health Care
12. HIV COBRA Case Management
13. Home and Community Based Services Waiver
14. Methadone Maintenance Treatment Program
15. Day Treatment
16. IPRT
17. Infertility Services
18. Adult Day Health Care
19. School Based Health Care Services
20. Personal Emergency Response Systems

APPENDIX K
January 1, 2007

Schedule 2 of Appendix M

LDSS Election of Enrollment in Medicaid Managed Care For Foster Care Children and Homeless Persons

1. Effective January 1, 2007, in the Contractor's service area, Medicaid Eligible Persons in the following categories will be eligible for Enrollment in the Contractor's Medicaid Managed Care product at LDSS's option as described in (a) and (b) as follows, and indicated by an "X" in the chart below:

a) Options for foster care children in the direct care of LDSS:

i) Children in LDSS direct care are mandatorily enrolled in MMC (mandatory counties only);
ii) Children in LDSS direct care are enrolled in on a case by case basis in MMC (mandatory or voluntary counties);
iii) All foster care children are Excluded from Enrollment in MMC (mandatory or voluntary counties).

b) Options for homeless persons living in shelters outside of New York City:

i) Homeless persons are mandatorily enrolled in MMC (mandatory counties only);
ii) Homeless persons are enrolled in on a case by case basis in MMC (mandatory or voluntary counties);
iii) All homeless persons are Excluded from Enrollment in MMC (mandatory or voluntary counties).

c) In the schedule below, an entry of "N/A" means not applicable for the purposes of this Agreement.

Contractor: WellCare of New York, hie.
County	Foster Care Children			Homeless Persons
	Mandatorily Enrolled	Enrolled on Case by Case Basis	Excluded from Enrollment	Mandatorily Enrolled	Enrolled on Case by Case Basis	Excluded from Enrollment
Albany		x			x
Columbia		x			x
Dutchess		x			x
Greene	x			x
Orange		x			x
Rensselaer		x			x
Rockland		x			x
Ulster		x			x

APPENDIX M
January 1, 2007
M-4